Exhibit 10.40

SITHE STABLE PENSION ACCOUNT PLAN
(AMENDED AND RESTATED AS OF JANUARY 1, 2007)

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PREAMBLE
This Sithe Stable Pension Account Plan document is hereby amended and restated effective January 1, 2007, to incorporate the provisions of the Plan, as last amended and restated effective January 1, 2000, and as thereafter amended by the First, Second, Third, Fourth, Fifth and Sixth Amendments to the Plan.
The Plan, as last amended and restated effective January 1, 2000, consisted of two separate tax-qualified defined benefit pension plans for the eligible employees of Sithe Energies, Inc., Sithe New England Power Services, Inc. and any Affiliated Company that has adopted one or both of these plans.
The first plan described in this document is the Sithe Stable Pension Account Plan, which has been established by Sithe Energies, Inc. to provide a cash balance pension benefit for the benefit of its eligible employees who are not represented by a collective bargaining agreement, effective January 1, 2000. All of the assets attributable to providing this cash balance pension benefit for the non-union eligible employees are called Plan A.
Plan A was amended by the Second Amendment to reflect certain provisions of EGTRRA. The Second Amendment was intended as good faith compliance with the requirements of EGTRRA and was to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the Second Amendment was effective as of the first day of the Plan Year beginning after December 31, 2001. The Second Amendment superseded the provisions of Plan A to the extent those provisions were inconsistent with the provisions of EGTRRA. The provisions of the Second Amendment are incorporated in this amended and restated Plan document.
The second plan described in this document is the Sithe Union Employees Pension Plan, which has been established and maintained by Sithe New England Power Services, Inc. for the benefit of its eligible employees whose employment is governed by a collective bargaining agreement with Local 369 of the Utility Workers Union of America, AFL-CIO (the “Union Members”). It consists of two parts. One part provides for a modified traditional defined benefit pension plan (the provisions of which are described at Appendix B of this document) and, effective January 1, 2001, the second part provides for a cash balance pension benefit that is identical to that described under the Sithe Stable Pension Account Plan for non-union employees. Both parts together are a continuation of the Sithe Energies Group Pension Plan, previously known as the Sithe New England Power Services, Inc. Union Pension Plan, originally effective May 16, 1998. All of the assets attributable to providing the Union Members both the modified traditional pension benefit and the cash balance pension benefit are collectively called Plan B.

Effective October 31, 2002, Exelon acquired all of the stock of Sithe New England Power Services, Inc., the sponsor of Plan B, as well as all corresponding assets and liabilities of Plan B. As a result of such stock acquisition, Exelon has adopted a new document for Plan B, separate and apart from the Plan. Therefore, effective November 1, 2002, Plan B provisions were deleted from this Plan document, and neither Sithe Energies, Inc. nor any member of its control group shall be liable for any benefits relating to former employees or beneficiaries covered under Plan B. The provisions of Plan B and of Appendix B to the Plan document are included in this amended and restated Plan document solely for purposes of historical reference.
The terms and conditions of Plan A and Plan B (collectively, the “Plans”) are set forth in the body of this document. Although the provisions of each of the Plans are described in this single document, they were separate and distinct qualified retirement plans. The assets of each of the Plans could be used solely to provide benefits for the covered employees and beneficiaries of that single Plan. Additionally, all of the assets of each Plan shall be at all times accounted for separately from all of the assets of the other Plan in a manner that satisfies Treas. Reg. Sec. 1.414(l)-1(b)(8). Plan A is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Plan B was intended to be qualified under section 401(a) of the Code.
Appendix A to this document is included in this amended and restated Plan document solely for historical purposes. Amendment A describes benefits that were provided between November 24, 1999 and May 12, 2000 to certain former union employees. In connection with the sale of certain operating companies to an unrelated employer, these benefits and related assets were transferred to a separate defined benefit pension plan maintained by that unrelated employer in accordance with section 414(I) of the Code.
The provisions of this Plan document shall apply only to a Member who terminated employment with Sithe Energies, Inc., Sithe New England Power Services, Inc. and all Affiliated Companies on or after January 1, 2000. Except as otherwise specifically and expressly provided herein, a former Employee’s eligibility for and the amount of benefits, if any, payable to or on behalf of such former Employee, shall be determined in accordance with the provisions of the Plan in effect on his termination of employment date. The benefit payable to or on behalf of a Member included under the Plan in accordance with the following provisions shall not be affected by the terms of any amendment to the Plan adopted after such Participant’s employment terminates, unless the amendment expressly provides otherwise.

ARTICLE 1
DEFINITIONS
The following words and phrases when used in the Plan shall have the meanings indicated in this Article 1 unless a different meaning is plainly required by the context or by Appendix A or Appendix B:
1.1
“Accrued Benefit” means the value of a Member’s Cash Balance Account as of any determination date with actual Interest Credits thereon until Normal Retirement Date and payable as a single lump sum on such Member’s Normal Retirement Date. If a Member continues as an Eligible Employee after Normal Retirement Date, the Accrued Benefit is equal to the value of the Cash Balance Account immediately payable in a single lump sum. A Member’s Accrued Benefit shall never be less valuable than it was on December 31, 2000 under the terms of Plan B in effect on such date. Notwithstanding anything to the contrary in this Section 1.1, for purposes of determining a Member’s Accrued Benefit, such Member’s Accrued Benefit shall be determined immediately prior to the closing (the “Closing”) of the transactions contemplated by that certain Stock Purchase Agreement dated as of November 1, 2004, by and among Exelon SHC, Inc., Exelon New England Power Marketing, L.P., ExRes SHC, Inc., and Dynegy New York Holdings, Inc. A Member shall not be credited with any additional Pay Credits under Section 3.3 (or Section 6.1) on or after the Closing and shall only be credited with Interest Credits under Section 3.4 until the Payment Date of such Member’s Accrued Benefit.

1.2	“Actuarial Equivalent” or “Actuarial Equivalence” means a benefit of equivalent value to another benefit, determined on the following bases:
(a)	for conversion of a single life annuity to an optional annuity form of payment under Section 4.2, the following:
(i)	Interest: 7.0% per year
(ii)	Mortality: 1983 Unisex Group Annuity Mortality Table
(b)
for conversion of a Member’s Cash Balance Account to a single life annuity under Section 4.2: the mortality table specified from time to time under Code Section 417(e)(3), or regulations thereunder, and the Applicable Interest Rate described in Section 1.4.

(c)
For purposes of determining a Union Member’s Opening Balance under Section 3.2, the interest rate specified under Code Section 417(e)(3) as in effect for March, 2000 and the mortality table specified under Code Section 417(e)(3).

(d)	for all other purposes, mortality and interest as shown in (b) above.
This paragraph shall apply to distributions with Payment Dates on or after December 31, 2002. Notwithstanding any other provisions to the contrary, the applicable mortality table used for adjusting any benefit or limitation under Code Section 415(b)(2)(B), (C), or (D) as referenced in Section 4.7 of the Plan and the applicable mortality table used for the purposes of satisfying the requirements of Code Section 417(e) as set forth in this Section 1.2 is the table prescribed in Internal Revenue Service Revenue Ruling 2001-62.

1.3
“Affiliated Company” or “Affiliate” means (a) any corporation (other than the Company) that is a member of a controlled group of corporations (as defined in section 414(b) of the Code) with the Company, (b) any trade or business (other than the Company), whether or not incorporated, that is under common control (as defined in section 414(c) of the Code) with the Company, and (c) any organization (other than the Company) that is a member of an affiliated service group (as defined in section 414(m) of the Code) of which the Company is also a member or that is otherwise required to be aggregated with the Company under the regulations under section 414(o) of the Code. Notwithstanding the foregoing, the term “Affiliated Company” shall not include any such corporation, trade or business, or organization prior to the date on which such corporation, trade or business, or organization satisfies the affiliation tests of (a), (b), or (c) above. Solely for purposes of Section 4.7 of the Plan, section 414(b) and section 414(c) of the Code will be considered modified by section 415(h) of the Code.

1.4
“Applicable Interest Rate” means the interest rate specified under Code Section 417(e)(3) as in effect for the November preceding the start of the Plan Year in which the payment is made. In the case of payments that commence in calendar year 2000, such rate will be the rate in effect for November 1999.

1.5
“Authorized Leave of Absence” means any absence authorized by the Participating Company under its standard personnel practices, provided that all persons under similar circumstances are treated alike in the granting of such Authorized Leave of Absence, and provided further that the Member returns or retires within the period specified in the Authorized Leave of Absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of Federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Company or an Affiliated Company within the period provided by such law.

1.6
“Beneficiary” means the person or persons entitled under Article 9 to receive any benefit payable hereunder on or after the Member’s death, other than any benefit payable to a Spouse pursuant to Section 4.2(a) or to a surviving Spouse pursuant to Section 5.1.

1.7	“Board” or “Board of Directors” means the Board of Directors of the Company.
1.8	“Cash Balance Account” means the notional account described in Section 3.1 and maintained for each Member pursuant to Section 3.5.

1.9
“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.10	“Company”
(a)	For purposes of applying this document (including Appendix B) to Union Members who participate in Plan B, “Company” means Sithe New England Power Services, Inc.; and
(b)	For purposes of applying this document to all Members not covered by subsection (a) above and who participate in Plan A, “Company” means Sithe Energies, Inc.
1.11
“Compensation” means the base wages received by a Member by a Participating Company in a calendar quarter and all base wage pre-tax contributions for such calendar quarter made at the Member’s voluntary election to a qualified cash or deferred arrangement as defined in Code Section 401(k), a cafeteria plan meeting the requirements of Code Section 125, or any other salary reduction program authorized under the Code and sponsored by a Participating Company.

Notwithstanding the foregoing, Compensation shall not include any of the following:
(a)
any amount in excess of $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Plan Year that begins with such calendar year.

(b)	overtime pay, bonuses, and commission;
(c)	the value of any stock options;

(d)	severance pay of any kind;
(e)	any form of special pay other than what is specifically described above; and
(f)	any long term disability (LTD) payments made directly by a Participating Company or under a plan sponsored by such employer.

For purposes of determining a Member’s Compensation for the calendar quarter beginning on January 1, 2005, only such Member’s Compensation received for the period beginning on and after January 1, 2005 and ending immediately prior to the Closing shall be taken into account. A Member’s Compensation for any period beginning on or after the Closing shall be disregarded for purposes of this Section 1.11.

1.12	“Disability” means a physical or mental incapacity that actually entitles a Member to benefits under the group long-term disability (LTD) plan sponsored by a Participating Company.
1.13	“Effective Date” means January 1, 2007, except as otherwise specified herein or as required by law.
1.14	“Eligible Employee” means an Employee who meets the eligibility requirements of Article 2.
1.15
“Employee” means an employee of the Company or an Affiliated Company. However, the term does not include any person whose services are performed pursuant to a contract with such person that purports to treat the individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company or an Affiliated Company rather than an independent contractor.

1.16	“Employment Date” means shall mean the first day on which an Employee is credited with an Hour of Service.
1.17
“Enrolled Actuary” means an individual or firm of actuaries, who shall be independent of the Company, selected from time to time by the Plan Administrator, who meets the standards and qualifications established by the Joint Board for the Enrollment of Actuaries, or a firm of actuaries which has on staff such individual actuary, to perform all necessary actuarial services in connection with the operation of the Plan.

1.18
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and as interpreted by the regulations, rulings and cases promulgated or decided thereunder.

1.19
“Fiduciary” means any person who exercises any discretionary authority or discretionary control respecting the management of the Plan, assets held under the Plan, or disposition of Plan assets; who renders investment advice for a fee or other compensation, direct or indirect, with respect to assets held under the Plan or has any authority or responsibility to do so; or who has any discretionary authority or discretionary responsibility in the administration of the Plan. Any person who exercises authority or has responsibility of a fiduciary nature as described above shall be considered a Fiduciary under the Plan.

1.20
“Fund” means the cash and other investments of the Plan, and income attributable thereto, held and administered by the Trustee(s) in accordance with the Trust Agreement(s) and/or by the Insurance Company in accordance with any group annuity contracts.

1.21	“Hour of Service” means:
(a)
each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Company or an Affiliate for the performance of duties during a computation period, such hours to be credited to him for the computation period or period in which the duties are performed;

(b)
each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an Affiliate, with such hours to be credited to the individual for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under paragraphs (a) or (c) of this Section, as the case may be, and under this paragraph (b); and

(c)
each hour for which the individual is directly or indirectly paid, or entitled to payment, by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. For purposes of this paragraph (c), an Employee shall not be credited with Hours of Service on account of payments made or due (i) under a plan maintained solely for the purpose of complying with applicable workmen’s compensation or unemployment compensation or disability insurance laws or (ii) which solely reimburse an Employee for medical or medically related expenses incurred by the Employee. For purposes of this paragraph (c), the number of Hours of Service to be credited to an Employee shall be determined in accordance with Department of Labor Regulations Sections 2530.200b-2(b) and 2530.200b-2(c).

To the extent not credited above, Hours of Service will also be credited, based on the customary work week of the Employee, for periods of military duty as required by applicable law provided, however, that military duty shall count as Hours of Service only if the individual returns to work for the Company or an Affiliate within the period and under the conditions prescribed by such applicable law.
1.21A
“Insurance Company” means any legal reserve life insurance company which has issued one or more group annuity contracts to the Company or the Trustee for the purpose of funding all or a part of the benefits due under the Plan.

1.22	“Interest Credit(s)” means the interest amounts credited to a Member’s Cash Balance Account pursuant to Section 3.4.
1.23	“Member” means any Eligible Employee who is currently participating in the Plan in accordance with Article 2 or any former Eligible Employee who continues to be entitled to a benefit under the Plan.
1.24	“Non-Appendix B Member” means any Union Member who does not accrue any benefit under Appendix B and
(a)	who is hired by a Participating Company on or after January 1, 2001; or
(b)	who is or becomes employed at the Mystic 8/9 facility or the Fore River facility on or after January 1, 2001; or
(c)	who elected to participate under the cash balance provisions of the Plan pursuant to Section 2.2(a).
1.25	“Normal Retirement Date” means the Member’s 65th birthday.
1.26	“Opening Balance” means those amounts credited to the Cash Balance Accounts of certain Eligible Employees as provided in Section 3.2.
1.27	“Parental Absence” means an Employee’s absence from work which has commenced for any of the following reasons:
(a)	the pregnancy of the Employee;

(b)	the birth of the Employee’s child;

(c)	the adoption of a child by the Employee; or
(d)	the need to care for the Employee’s child immediately following its birth or adoption.
1.28	“Participating Company” means the Company and any Affiliated Company that adopts this Plan with the Company’s permission.
1.29	“Pay Credit” means the notional amounts credited to a Member’s Cash Balance Account pursuant to Section 3.3.
1.30	“Payment Date” means:
(a)
the first day of the first period for which a benefit is payable to the Member under the Plan as an annuity, (or to the Spouse or Beneficiary in the case of death before retirement benefits commence), or

(b)
in the case of a benefit payable in the form of a lump sum, the first day on which all events have occurred (including completion of required application forms) which entitle the Member, Spouse, or Beneficiary to such benefit.

1.31	“Plan” means this entire Sithe Stable Pension Account Plan document unless the context clearly indicates reference to Plan A or Plan B.
1.32
“Plan A” means the provisions of this Sithe Stable Pension Account Plan document as applicable to Eligible Employees other than Union Members, as from time to time amended, subject to the requirements of Sections 9.1 and 12.10 of the Plan.

1.33
“Plan B”, also known as the Sithe Union Employees Pension Plan, means the provisions of this document which provide benefits to certain Union Employees as described in Appendix B and to other Union Employees as described in the provisions of the Sithe Stable Pension Account, subject to the requirements of Sections 9.1 and 12.10 of the Plan. Prior to January 1, 2001, Plan B was named the Sithe Energies Group Pension Plan.

1.34	“Plan Administrator” means the Dynegy Inc. Benefit Plans Committee.

1.35	“Plan Year” means the calendar year.

1.36	“Reemployment or Reemployment Date” means the first day on which an Employee completes an Hour of Service after a Termination Date.

1.37	“Retirement Benefit” means either:
(a)	a lump sum payment made pursuant to Section 4.2(b)(iii), or

(b)	monthly annuity payments.
1.38
“Spouse” means the person to whom a Member is legally married on his Payment Date, or if benefit payments have not commenced prior to date of death, the person to whom the Member was legally married on the date of his death.

1.39
“Termination Date” means the later of the date an Employee is discharged, dies, retires, or voluntarily quits employment, or is otherwise deemed to be terminated from employment with the Company and all Affiliated Companies according to the applicable Participating Company’s standard personnel practice.

1.40	“Trust” means the trust established pursuant to the Trust Agreement.

1.41	“Trust Agreement” means the written agreements, one or more, between the Company and the Trustee(s) in connection with the Plan, as such agreements may be in existence or amended from time to time.
1.42	“Trustee” means such individual(s), corporate entity, or financial institution as shall have entered into the Trust Agreement with the Company and any successor thereto.
1.43
“Union Member” means an Employee whose employment is governed by the terms of a collective bargaining agreement between the Company and the Utility Workers Union of America, AFL-CIO and Local 369, Utility Workers Union of America, AFL-CIO.

ARTICLE 2
PARTICIPATION AND SERVICE
2.1	Eligibility Requirements. An Eligible Employee is each Employee who:
(a)	is employed by a Participating Company;

(b)	is not a “leased employee” as defined in Code Section 414(n)(2); and

(c)	is not a Union Member accruing benefits under Appendix B.
(d)	Notwithstanding anything to the contrary in this Section 2.1, no Employee or Eligible Employee shall become a Member in the Plan on or after the Closing.
2.2	Special One-Time Election.
(a)
Union Members who on December 31, 2000 are both (1) employed by a Participating Company and (2) are age 45 or older shall have a one-time opportunity to elect in writing the retirement provisions under which they choose to be covered. Such Union Members shall have a choice between participating in the cash balance provisions described in the main body of this document (the Sithe Stable Pension Account) or the modified traditional pension plan provisions described in Appendix B.

(b)
Notwithstanding the above, any Union Member who is or becomes employed at the Mystic 8/9 facility or the Fore River facility on or after January 1, 2001 shall automatically be covered by the cash balance provisions described in the body of this document and cease to be covered under the provisions of Appendix B.

(c)
Irrespective of whether a Union Member is covered by the cash balance provisions or the modified traditional pension provisions, all benefits for Union Members are provided exclusively under Plan B and the assets related thereto.

2.3	Service.
(a)
“Break in Service” means, in the case of any Employee, a Plan Year in which the Employee has 500 or fewer Hours of Service, but not including any such Plan Year before the one in which he ceases to be an Employee. Solely for purposes of determining whether a Break in Service has occurred, there shall be credited to the Employee as Hours of Service each hour not otherwise creditable under Section 1.21 during a Parental Absence; provided, that:

(i)
Any Hour of Service credited hereunder with respect to an absence shall be credited (A) only in the Plan Year in which the absence begins, if the Employee would be prevented from incurring a Break in Service in such Year solely because of Hours of Service credited hereunder for such absence, or (B) in any other case, in the immediately following Plan Year;

(ii)
No Hours of Service shall be credited hereunder unless the Employee furnishes the Plan Administrator with such information as the Plan Administrator may reasonably require (in such form and at such time as the Plan Administrator may reasonably require) establishing (A) that the absence from work is an absence described hereunder and (B) the number of days for which the absence lasted.

(iii)	In no event shall more than 501 Hours of Service be credited to an Employee hereunder for any one absence by reason of pregnancy or the placement of any one child.
(b)
“Substantial Break” means, in the case of any Employee or Member who does not have a nonforfeitable right to any portion of his Accrued Benefit, a number of consecutive Breaks in Service which equals or exceeds five.

(c)	“Year of Vesting Service” means a Plan Year during which an Employee has at least 1,000 Hours of Service, subject to the following special rules:
(i)	In the case of a Member who incurs a Substantial Break, Years of Vesting Service prior to such Break will be disregarded.
(ii)
In the event a Member has a Break in Service and thereafter again becomes an Employee and a Member without having incurred a Substantial Break, his Years of Vesting Service prior to his Break in Service shall be restored to him.

ARTICLE 3
CASH BALANCE ACCOUNT
3.1
In General. A notional account (hereinafter referred to as the Cash Balance Account) shall be established and maintained for each Member who has been credited with at least 1,000 Hours of Service during a Plan Year. A Member’s Cash Balance Account shall consist of the sum of (a) an Opening Balance, if any, determined in accordance with Section 3.2, (b) Pay Credits determined in accordance with Section 3.3 and (c) Interest Credits determined in accordance with Section 3.4.

3.2
Opening Balance. The Cash Balance Account of each Union Member who participated in the Sithe Energies Group Pension Plan immediately prior to January 1, 2001 and who is covered by the provisions of this Plan on January 1, 2001, excluding any Union Member who makes the election described in Section 2.2 of the Plan to accrue a benefit under Appendix B, shall be credited with an Opening Balance as of January 1, 2001. The Opening Balance shall be equal to the single sum Actuarial Equivalent value of the Member’s December 31, 2000 accrued benefit under the Sithe Energies Group Pension Plan, calculated on the basis of the Member’s attained age in years and completed months as of December 31, 2000 including the value of any early retirement subsidy for which the Member would have qualified under Plan B had he retired on December 31, 2000.

3.3	Pay Credits.
(a)
Except as provided under (b) and (c) below, as of the last day of each calendar quarter, a Pay Credit shall be credited to the Cash Balance Account of each Member who received Compensation during such quarter calendar. The Pay Credit shall be equal to 3% of the Member’s Compensation for such calendar quarter.

(b)
Except as provided in (c) below, the Pay Credit described in (a) above shall be rescinded if the Member is not credited with at least 1,000 Hours of Service for the Plan Year in which the calendar quarter Pay Credit is made.

(c)
2005 Plan Year. Notwithstanding subsections (a) and (b) above, solely for the Plan Year beginning on January 1, 2005 (the “2005 Plan Year”), the Pay Credit described in (a) above shall be credited immediately prior to the Closing to the Cash Balance Account of each Member who received Compensation during for the 2005 Plan Year. Such Pay Credit shall be rescinded if the Member is not credited with at least 1/12 of 1,000 Hours of Service for each full month in the period beginning on January 1, 2005 and ending immediately prior to the Closing.

3.4	Interest Credits.
(a)
Except as provided under (b) below, Interest Credits shall be equal to a percentage of the Member’s Cash Balance Account as of the first day of a calendar quarter and shall be added to each Member’s Cash Balance Account as of the last day of such quarter. However, for any year in which payment of the Member’s Cash Balance Account is made in any form, simple interest shall be credited on the amount of the Member’s Cash Balance Account as of the first day of the quarter for the period from the first day of such quarter to the expected Payment Date. In no event will Interest Credits continue after benefits have commenced.

(b)	If the Member’s Pay Credit is rescinded pursuant to Section 3.3(b), the Interest Credit related thereto described in (a) above shall also be rescinded.
(c)
Except as provided in (d) below, the annual rate of interest used to determine the Interest Credit for a Plan Year shall be the annual average of the yield on one-year constant maturity Treasury Bill rates in the preceding Plan Year (as published in the Federal Reserve Statistical Release) plus 1%. This annual rate shall be converted to a quarterly equivalent for purposes of the quarterly crediting of interest.

(d)	For purposes of determining a Member’s Accrued Benefit, Interest Credits will be projected for future periods using the interest rate under this Section in effect at the time the projection is made.
3.5
Cash Balance Account. As of any date the value of a Member’s Cash Balance Account shall be equal to the sum of the Opening Balance, if any, and Pay Credits and the Interest Credits made to such Member’s Cash Balance Account.

Upon the conversion of a Member’s Cash Balance Account to an annuity, or payment of such account as a lump sum, such Cash Balance Account shall cease to exist. However, a Member may have a new Cash Balance Account established if he becomes a Member again following a Payment Date.
3.6
Reemployment of Members. In the event a Member to whom payment of his retirement benefit under the Plan has commenced is reemployed by the Company or any Affiliated Company, payment of his retirement benefit shall not be interrupted or otherwise adversely affected. In the event a Member is reemployed by the Company or any Affiliated Company before payment of his retirement benefit has commenced, his benefit shall not commence during his period of reemployment, but shall be subject to the terms and conditions of Section 4.1.

ARTICLE 4
PAYMENTS
4.1
Payment Dates. Subject to the limitations in Section 4.7, the Plan will pay vested benefits under the Plan on the Payment Date and in the form of payment elected by the Member under Section 4.2. However, if the lump sum cash-out amount under Section 4.2(b)(iii) is not more than $1,000, the Plan Administrator will automatically distribute such amount as soon as practicable after the Member’s Termination Date, and the Member may not elect an annuity form of payment.

A Member who has not attained age 64 as of his Termination Date may elect a Payment Date that is any day up to and including his Normal Retirement Date. A Member who has attained age 64 or more as of his Termination Date may elect any Payment Date up to the month in which he would attain 70 1/2.
(a)
The Plan Administrator shall furnish any Member whose employment with the Company or any Affiliated Company continues beyond his Normal Retirement Date (or resumes his employment after his Normal Retirement Date, but prior to commencement of the payment of his retirement benefit) with the notification described in 29 CFR § 2530.203-3. Upon such Member’s subsequent termination of employment, his retirement benefit payable pursuant to Article IV shall be increased to the extent required, if at all, under such regulations as provided in subsection (b) below to avoid the effecting of a prohibited forfeiture of benefits by reason of the suspension of benefits during such Member’s post Normal Retirement Date employment.

(b)	A Member described in subsection (a) above shall be entitled to a retirement benefit equal to the greater of:
(i)	his Accrued Benefit determined pursuant to Section 1.1 through the date of his subsequent termination of employment; or
(ii)	the Actuarial Equivalent of his Accrued Benefit payable at his Normal Retirement Date.
(c)
Further, such Member’s retirement benefit payable pursuant to this Section 4.1 shall be increased to the extent required, if at all, under Section 401(a)(9)(C)(iii) of the Code in the event his employment or reemployment continues after April of the year immediately following the year he attains age seventy and one-half.

(d)
In the event that Member elects a Payment Date after his Normal Retirement Date, such Member’s benefit shall not be less than the Actuarial Equivalent of his Accrued Benefit payable at his Normal Retirement Date.

4.2	Forms of Payment.
(a)
Normal Form. The normal form of benefit payable to an unmarried Member will be the single life annuity described in subsection (b)(i) below. The normal form of benefit payable to a Member who has a Spouse on his selected Payment Date will be the qualified joint and survivor annuity which is the 50 percent joint and survivor annuity with the Spouse as the Beneficiary as described in subsection (b)(ii) below.

(b)
Optional Forms. Subject to the election procedures and other rules and restrictions in this Article 4 and to the special, additional forms of payment for certain Union Members under Section 4.3(c), a Member may elect one of the optional forms of payment described in this subsection (b). The value of each of the annuity forms of payment under subsection (ii) is the Actuarial Equivalent of the benefit that would be payable to the Member as a single life annuity under subsection (i) below.

(i)
Single Life Annuity. The single life annuity is a monthly benefit beginning on the Member’s selected Payment Date and payable throughout his lifetime, ending with the last payment due on the first day of the month in which his death occurs. The single life annuity amount shall be equal to the Actuarial Equivalent of the Member’s vested Cash Balance Account based on the Member’s age at the Payment Date. Notwithstanding the foregoing, the single life annuity for a Union Member as of any Payment Date shall never be less than such Union Member’s accrued benefit under Plan B as of December 31, 2000 reduced for early payment by using the Member’s age at the Payment Date and the provisions of Plan B in effect on December 31, 2000.

(ii)
Joint and Survivor Annuity. The joint and survivor annuity is a reduced monthly benefit beginning on the Member’s Payment Date and payable throughout his lifetime, with either 50 percent or 100 percent, as elected by the Member, of that monthly amount continuing for life to his surviving Beneficiary, beginning on the first day of the month following the month in which the Member’s death occurs. The joint and survivor annuity is the Actuarial Equivalent of the single life annuity.

(iii)	Lump Sum Cash-out.
(A)	Form. The lump sum cash-out is a single payment of a Member’s entire vested interest in the Plan.

(B)
Amount. As of any Payment Date, the lump sum cash-out value of the Member’s Plan benefit is the value of such Member’s vested Cash Balance Account as of such Payment Date. However, if greater than the Member’s Cash Balance Account, the amount of such lump sum shall be equal to the greater of the lump sum Actuarial Equivalent of a Union Member’s: (1) immediate single life annuity based on the Member’s December 31, 2000 accrued benefit under Plan B reduced for early commencement on the Payment Date, or (2) the Member’s single life annuity payable at age 65 based on the Member’s December 31, 2000 accrued benefit under Plan B. Both (1) and (2) shall be developed using the interest and mortality assumptions in effect under Plan Section 1.2(b) for the Plan Year in which the Payment Date occurs, the Union Member’s age as of the Payment Date and the terms of Plan B in effect on December 31, 2000 (except for the aforementioned interest and mortality assumptions). Notwithstanding the immediately preceding sentence, for Payment Dates occurring in the 12-month period ending on December 31, 2001, the Applicable Interest Rate in effect under Plan B on December 31, 2000 shall be used to determine the lump sum if such rate produces a greater lump sum amount.

(C)
Over $1,000. If the amount determined under (B) above is greater than $1,000, the Member may elect to receive the lump sum cash-out only if his Spouse consents to that form of distribution as required under Section 4.3. The Plan will simultaneously offer to the Member all annuity forms of payment. A Member may not split his distribution between an annuity and a lump sum cash-out.

(D)
Not Over $1,000. If the amount determined under (B) above is not over $1,000, the Plan Administrator will automatically make a lump sum cash-out payment to the Member as soon as practicable after his Termination Date without the Member’s consent.

(E)
Nonvested Member. Regardless of the amount determined under (B) above, the Plan Administrator will treat each Member who is not fully vested in his Plan benefit as having received a constructive cash-out of his entire non-vested Plan benefit as of his Termination Date, and if he resumes Employment before he incurs a five consecutive Breaks in Service will treat him has having repaid his constructive cash-out as of his Reemployment Date.

(F)
Direct Rollover of Lump Sum Payments. A Member who is eligible to receive a lump sum cash-out may instruct the Plan Administrator to roll over all or part of his lump sum payment to an eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), and, effective for distributions made after December 31, 2001, an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of ‘eligible retirement plan’ shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

The Member, Spouse, or former Spouse, as applicable, must timely provide in writing all information required to effect the rollover.
(c)
Special Optional Payment Forms for Certain Union Members. In lieu of one of the payment forms described in Section 4.2(b), Union Members who have an Opening Balance may select an optional form of payment described in Appendix B, Section B8.1. Each optional form shall be the Actuarial Equivalent of the single life annuity otherwise payable to such Union Member, but in no event less valuable than the individual’s accrued benefit at December 31, 2000 under the terms and conditions of the Sithe Energies Group Pension Plan on such date.

4.3	Election Procedures.
(a)	(1)
Except as provided in subsections (a)(2) and (a)(3) below, within the period of time commencing ninety (90) days, and ending thirty (30) days, prior to his Payment Date, the Plan Administrator shall give each Member a written notice that Plan benefits thereafter payable will be in the form of a joint and survivor annuity under Section 4.2(a) in the case of a married Member unless the Member makes a Qualified Election within the applicable Election Period to receive Plan benefits payable under the Plan in another form. In the case of a Member who is not married, the notice shall inform him that Plan benefits will be paid in the form of an applicable life annuity under Section 4.2(a) unless a Qualified Election is made for another form of benefit payable under the Plan. Such notice shall also provide written explanation of (i) the terms and conditions of the applicable standard form of annuity; (ii) the Member’s right to make, and the effect of, an election to waive the applicable standard annuity form of benefit; (iii) the relative values of the applicable optional forms of benefit available; (iv) the rights of a Member’s Spouse; (v) the right to make, and the effect of, a revocation of a previous election to waive the applicable standard form of annuity; (vi) if applicable, his right to defer his Payment Date; and (vii) if applicable, his right to a direct rollover pursuant to Section 4.2(b)(iii)(F).

(2)
In the event the written notice described in subsection (a)(1) above is provided to a Member before his Payment Date but less than thirty (30) days prior to such date, such Member (with the consent of his Spouse, if he is married) may elect, on a properly completed election form provided by the Plan Administrator, to waive the minimum thirty (30) day notice period described in subsection (a)(1) above, provided the following conditions are met:

(A)
The Plan Administrator provides descriptive information to the Member clearly indicating that he has the right to at least thirty (30) days to consider whether to waive the applicable standard form of annuity and elect an alternative form of benefit available to him under the Plan;

(B)
The Member is permitted to revoke an election made pursuant to (A) above at least until the Payment Date, or, if later, at any time prior to the expiration of the seven (7)-day period which begins on the day immediately following the date the written notice described in subsection (a)(1) above is provided to the Member and distribution in accordance with such election does not commence prior to the expiration of such seven (7)-day period; and

(C)	The Member’s Payment Date is after the date such written notice is provided to the Member.
The Member’s Payment Date may be prior to the date the Member makes any affirmative benefit distribution election pursuant to this subsection (a)(2) and prior to the date distribution is permitted to commence pursuant to (B) above, provided that, except in a case due solely to administrative delay, distribution pursuant to such election shall commence not more than ninety (90) days after the written notice described in subsection (a)(1) above is provided to the Member.

(3)
In accordance with the conditions and requirements of this subsection (a)(3) and of Code Section 417(a)(7) and the Treasury Regulations promulgated thereunder, a Member who is eligible to do so may elect a retroactive annuity starting date with respect to the distribution of his retirement benefit. For purposes of the Plan, a retroactive annuity starting date (‘RASD’) means a Payment Date affirmatively elected by a Member which is on or before the date the written notice described in subsection (a)(1) above is provided to the Member,

(A)	A Member shall be eligible to elect a RASD only if the following requirements and conditions are met:
(i)
The Member has requested the written notice described in subsection (a)(1) above prior to his Payment Date and, solely due to administrative delay, such written notice is provided to the Member on or after his Payment Date;

(ii)	The Member’s retirement benefit payments have not commenced;
(iii)	The Member’s elected RASD is not prior to the date of his termination of employment;
(iv)
The Member’s spouse (including an alternate payee who is treated as such spouse under an order the Committee has determined to be a qualified domestic relations order), determined as if the date distributions are to commence was the Member’s Payment Date, consents to the distribution in a Qualified Election; provided, however, such spousal consent is not applicable if the amount of the survivor annuity payments for such spouse under the RASD election are not less than the amount of the survivor annuity payments for such spouse under the applicable standard form of annuity with a Payment Date after the date the written notice described in subsection (a)(1) above is provided to the Member;

(v)
Any distribution (including appropriate interest adjustments) based on the RASD must satisfy the requirements of Section 415 of the Code if the date the distribution is to commence is substituted for the Payment Date for all purposes, including for purposes of determining the Applicable Interest Rate and the applicable mortality table described in Section 1.2 of the Plan; provided, however, satisfaction of such requirement is not required in the case of a distribution in the form of an annuity described in Section 4.2 and the date such distribution is to commence in any such form is twelve (12) months or less from the RASD; and

(vi)
In the case of a form of retirement benefit distribution which would have been subject to the present value requirements of Section 417(e)(3) of the Code if such distribution had actually commenced as of the RASD, such distribution must be not less than the retirement benefit produced by application of the Applicable Interest Rate and the applicable mortality table described in Section 1.2 of the Plan determined as of the date distribution is to commence to the annuity form which corresponds to the annuity form used to determine the retirement benefit amount as of the RASD.

(B)
The future payments of retirement benefits to the Member must be the same as the future payments of retirement benefit which would have been paid to the Member if such payments had actually commenced on the RASD and the Member must receive a make-up payment to reflect the missed payment or payments for the period between the RASD and the date of the actual make-up payment (with an appropriate adjustment for interest at the Applicable Interest Rate for such period on such missed payment or payments);

(C)
The written notice described in subsection (a)(1) above must generally be provided to the Member not less than thirty (30) days nor more than ninety (90) days prior to the date of the first payment pursuant to the Member’s election of an RASD and such election must be made after such written notice is provided but on or prior to the date of such first payment; provided, however, such written notice may be provided less than thirty (30) days prior to the date of such first payment if the requirements of subsection (a)(2) above would be satisfied when such date is substituted for the Payment Date in applying the requirements of such subsection other than the requirements described in the final sentence of such subsection; and, provided, further, that, except in a case due solely to administrative delay, the date of such first payment shall be not more than ninety (90) days after such written notice is provided to the Member.

(4)	For purposes of this Section 4.3(a), the following defined terms have the meanings provided below where such terms are used in the initially capitalized form:
(A)
The term ‘Election Period’ shall mean, subject to the modifications under certain circumstances described in subsection (a)(2) and (a)(3) above, the ninety (90) day period ending on the Member’s Payment Date.

(B)
The term ‘Qualified Election’ shall mean an election to waive the applicable standard form of annuity. The Member’s election must be in writing and, if he is married, must be consented to by his Spouse. The Spouse’s consent to an election must acknowledge the applicable standard form of annuity and the Spouse must acknowledge such consent before a notary public or Plan representative. The waiver must state the specific beneficiary applicable (including any class of beneficiaries). Such election may not be changed without further Spousal consent. Notwithstanding this consent requirement, if the Member establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, an election will be deemed a Qualified Election. Also, if the Member is legally separated or has been abandoned (within the meaning of applicable law) and the Member has a court order to such effect, Spousal consent is not required. Any consent necessary under this subsection (4)(B) will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse. Additionally, a revocation of a prior election may be made by a Member without the consent of the Spouse at any time during the applicable Election Period. The number of revocations shall not be limited. Any new election of an optional form of benefit will require new Spousal consent. The preceding sentence shall not apply if such election is back to the applicable standard form of annuity.

(b)
Any Member who would otherwise receive the standard form of benefit described in Section 4.2 may elect not to take his benefit in such form by properly executing and filing the benefit election form prescribed by the Plan Administrator during the Election Period described in Section 4.3(a)(4)(A) as a Qualified Election as described in Section 4.3(a)(4)(B). The Member who has a Spouse may elect to receive either the 50 percent or 100 percent joint and survivor annuity with his Spouse as his Beneficiary, and he will not be required to have his Spouse’s consent to make this election.

4.4	Effect of Death on Forms of Payment.
(a)
Death of Spouse or Beneficiary Before Benefits Begin. If the Member elects a payment form with a survivor benefit and his designated Beneficiary dies under such form of payment before his Payment Date, the survivor form of payment will not become effective and he will instead receive his retirement benefit in the normal form under Section 4.2(a) unless he properly elects another form before his Payment Date and his Spouse consents, if required.

(b)
Death of Member Before Benefits Begin. If the Member elects any form of payment with a survivor benefit and he dies before his Payment Date, his Spouse or other Beneficiary will not be entitled to any benefits under any such form. However, the pre-distribution death benefit described under Article 5 shall be payable.

(c)
Death of Spouse or Beneficiary After Benefits Begin. If the Member’s benefit has begun in any form with a survivor benefit and his Spouse or other Beneficiary dies before he does, he will continue to receive his benefit in the same form.

(d)	Death of Member After Benefits Begin. If the Member dies after his benefits have begun, no death benefit will be payable except to the extent provided under the form of annuity he was receiving.
4.5   Payment on Member’s Behalf.
(a)
Payment to the Member’s Representative. If the Member is incompetent to handle his affairs on his Payment Date or thereafter, or cannot be located after reasonable effort, the Plan Administrator, in its discretion, may make payments to his court-appointed personal representative, or if none is appointed the Plan Administrator may in its discretion make payments to his next-of-kin.

(b)
Payment to Minor or Incompetent Beneficiaries. In the event the deceased Member’s Beneficiary is a minor, or is legally incompetent, or cannot be located, the Plan Administrator may, in its discretion, make payment to the court-appointed guardian or representative of such beneficiary, or to a trust established for the benefit of such Beneficiary, as applicable.

(c)	Judicial Determination. In the event the Plan Administrator considers it necessary, it may have a court of applicable jurisdiction determine to whom payments should be made.
4.6
Unclaimed Benefits. In the event the Plan Administrator cannot locate any person entitled to receive the Member’s vested Plan Benefit, with reasonable effort and after a period of five years, his interest will be canceled. However, the Member’s interest will be reinstated within 60 days after he is located, as required under Treasury Regulations Section 1.401(a)-14(d) or any other applicable law. The Plan Administrator will pay any required retroactive payment in a single sum without adjustment for interest.

4.7	Maximum Benefit Limitation.
(a)
General Limitation. Notwithstanding any other provision of the Plan, neither a Member’s Retirement Benefits under the Plan nor his own contributions shall, in any limitation year, be in an amount which would cause the applicable limitations under section 415 of the Code, which limitations are hereby incorporated by reference, to be exceeded. With respect to limitation years beginning prior to January 1, 2000, if the Plan Administrator shall so elect, a Member’s defined contribution plan fraction under section 415(e) of the Code shall be determined in accordance with the special transition rule set forth in section 415(e) (6) of the Code. For purposes of this Section and section 415 of the Code, “limitation year” means the calendar year.

(b)
Reduction in contributions or benefits. In the event any reduction of the Member’s benefits are required to satisfy the limitations of section 415(b) of the Code, the amount of the necessary reduction shall be applied in equal proportions against his annual benefit under this Plan and under each other defined benefit plan (if any) maintained by the Company or an Affiliated Company. For limitation years beginning prior to January 1, 2000, in the event the Member’s benefits would cause the limitations of section 415(e) of the Code to be exceeded, the Member’s annual benefit under this Plan and under each other defined benefit plan (if any) maintained by the Company or Affiliated Company shall be reduced in equal proportions (insofar as practicable) until such limitations have been satisfied and then, if such reduction is insufficient to satisfy such limitations, the Member’s annual addition under any defined contribution plan maintained by the Company or an Affiliated Company shall be reduced until such limitations have been satisfied. In the event any reduction in a Member’s annual additions are required in order to satisfy the limitations of section 415(c) of the Code, such reduction shall be made first in any other, defined contribution plan maintained by the Company, and thereafter to the extent necessary in Member contributions under this Plan.

(c)
Actuarial Equivalencies — In the event that payment is made in any form other than a life annuity or qualified 50% joint and survivor annuity, the determination as to whether the limitations of this Section 4.7 have been satisfied shall be made, in accordance with regulations prescribed by the Secretary of the Treasury, by adjusting such benefit so that it is equivalent to the benefit payable in the form of a life annuity or a qualified 50% joint and survivor annuity. Such adjustment shall be made on the basis of the interest rate and mortality table (or other tabular factor) specified in Section 1.2.

4.8	Minimum Distribution Requirements.
(a)	General Rules
(i)	Effective Date. The provisions of this Section 4.8 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
(ii)	Precedence. The requirements of this Section 4.8 will take precedence over any inconsistent provisions of the Plan.
(iii)
Requirements of Treasury Regulations Incorporated. All distributions required under this Section 4.8 will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(b)	Time and Manner of Distribution.
(i)	Required Beginning Date. The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s required beginning date.
(ii)	Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(A)
If the Member’s surviving Spouse is the Member’s sole designated Beneficiary, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(B)
If the Member’s surviving Spouse is not the Member’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(C)
If there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(D)
If the Member’s surviving Spouse is the Member’s sole designated Beneficiary and the surviving Spouse dies after the Member but before distributions to the surviving Spouse begin, this Paragraph (b)(ii), other than Paragraph (b)(ii)(A) will apply as if the surviving Spouse were the Member.

For purposes of this Paragraph (b)(ii) and Paragraph (e), distributions are considered to begin on the Member’s required beginning date (or, if Paragraph (b)(ii)(D) applies, the date distributions are required to begin to the surviving Spouse under Paragraph (b)(ii)(A)). If annuity payments irrevocably commence to the Member before the Member’s required beginning date (or to the Member’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Paragraph (b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.
(iii)
Form of Distribution. Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Paragraphs (c), (d) and (e) of this Section 4.8. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(4)(9) and the Treasury regulations. Any part of the Member’s interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and the Treasury regulations that apply to individual accounts.

(c)	Determination of Amounts to be Distributed Each Year.
(i)	General Annuity Requirements. If the Member’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:
(A)	the annuity distributions will be paid in periodic payments made at intervals not longer than one year;
(B)	the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Paragraphs (d) or (e);
(C)	once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;
(D)	payments will either be nonincreasing or increase only as follows:
(1)	by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;
(2)
to the extent of the reduction in the amount of the Member’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Paragraph (d) dies or is no longer the Member’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

(3)	to pay increased benefits that result from a plan amendment.
(ii)
Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Member’s required beginning date (or, if the Member dies before distributions begin, the date distributions are required to begin under Paragraph (b)(ii)(A) or (B)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Member’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Member’s required beginning date.

(iii)
Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Member in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(d)	Requirements for Annuity Distributions That Commence During Member’s Lifetime.
(i)
Joint Life Annuities Where the Beneficiary Is Not the Member’s Spouse. If the Member’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and a nonspouse Beneficiary, annuity payments to be made on or after the Member’s required beginning date to the designated Beneficiary after the Member’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in Q&A-2 of Section 1.401(a)(9)-6T of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Member and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated Beneficiary after the expiration of the period certain.

(ii)
Period Certain Annuities. Unless the Member’s Spouse is the sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Member’s lifetime may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Member as of the Member’s birthday in the year that contains the annuity starting date. If the Member’s Spouse is the Member’s sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Member’s applicable distribution period, as determined under Paragraph (d)(ii), or the joint life and last survivor expectancy of the Member and the Member’s Spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the calendar year that contains the annuity starting date.

(e)	Requirements For Minimum Distributions Where Member Dies Before Date Distributions Begin.
(i)
Member Survived by Designated Beneficiary. If the Member dies before the date distribution of his interest begins and there is a designated Beneficiary, the Member’s entire interest will be distributed, beginning no later than the time described in Paragraph (b)(ii)(A) or (B), over the life of the designated Beneficiary or over a period certain not exceeding:

(A)
unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Member’s death; or

(B)
if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the annuity starting date.

(ii)
No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(iii)
Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Member dies before the date distribution of his interest begins, the Member’s surviving Spouse is the Member’s sole designated Beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this Paragraph (e) will apply as if the surviving Spouse were the Member, except that the time by which distributions must begin will be determined without regard to Paragraph (b)(ii)(A).

(f)	Definitions.
(i)
Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.6 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)
Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Paragraph (b).

(iii)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
(iv)	Required beginning date. The applicable date specified in Section 12.8(b) of the Plan.
ARTICLE 5
PRE-DISTRIBUTION DEATH BENEFITS
5.1
General Provisions. If a Member dies before his Payment Date occurs, 100% of his Cash Balance Account will be payable to the Member’s Beneficiary. If a Member is married on the date of his death before his Payment Date, his Spouse shall be his automatic sole Beneficiary unless the Member elects otherwise and the Spouse consents in writing in the manner described under Section 4.3. If a Member is not married on his date of death and has not elected a Beneficiary, his estate shall automatically be his sole Beneficiary.

5.2
Payment. If the Cash Balance Account is not greater than $1,000 or if the Beneficiary is not the Spouse, the Plan Administrator will automatically pay the Member’s entire Cash Balance Account in a lump sum payment as soon as practicable after the Member’s death. If the Cash Balance Account is greater than $1,000, the Member’s surviving Spouse Beneficiary may elect to receive a lump sum or a single life annuity. Single life annuity payments shall be for the Spouse’s lifetime only and shall be determined by converting the Member’s Cash Balance Account to a single life annuity payable to the Spouse in the manner described under Section 4.2(b)(i) using the Spouse’s age at the Payment Date for such Spouse.

The Spouse may elect for annuity payments to commence at any time after the Member’s death. If the Spouse does not elect earlier payment, the Payment Date for the Spouse’s survivor benefit payable as a life annuity will be the Member’s Normal Retirement Date.
Lump sum payments to a non-Spouse Beneficiary will be paid as soon as practicable after the Member’s death. A Spouse electing to receive a lump sum death benefit must receive such lump sum within 12 months of the Member’s death.
Neither an annuity payable to a Spouse hereunder nor the Actuarial Equivalent of a lump sum paid to such Spouse hereunder shall be less than the qualified preretirement survivor’s annuity described in Code Section 417(c).
ARTICLE 6
DISABILITY
6.1
Disability. If a Non-Appendix B Member incurs a Disability, Pay Credits under Section 3.3 will continue (at the rate last in effect before the Disability) until the earlier of (a) the Member’s elected Payment Date or (b) the end of the calendar quarter in which payments under the Participating Company’s long-term disability plan cease for any reason.

6.2
Disability Election. A Non-Appendix B Member who has incurred a Disability may elect to receive his vested Accrued Benefit at any time after he is no longer deemed to be an Employee of the Company or any Affiliated Company under the standard personnel practices of the applicable Participating Company.

6.3
Cessation. Notwithstanding anything to the contrary in this Article 6, a Non-Appendix B Member who has incurred a Disability shall not receive continued Pay Credits with respect to the periods beginning on or after the Closing.

ARTICLE 7
VESTING

7.1	(a)
For each Year of Vesting Service a Non-Appendix B Member shall vest 33-1/3% in his Accrued Benefit. A Non-Appendix B Member shall have a nonforfeitable right to his entire Accrued Benefit after completing three Years of Vesting Service.

(b)	Notwithstanding the above, a Non-Appendix B Member shall have a fully vested, nonforfeitable interest in his Accrued Benefit upon the earliest of:
(i)	full vesting under (a) above;
(ii)	his attainment of age 65 (Normal Retirement Age) while an Employee; or
(iii)	his death while an Employee.

(c)
Notwithstanding subsections (a) and (b) above, effective immediately prior to the Closing, a Non-Appendix B Member shall have a fully vested, nonforfeitable right to his Accrued Benefit. Notwithstanding subsections (a) and (b) above, effective immediately prior to the Closing (as defined in the Plan’s Fourth Amendment), a Member who is employed by a Participating Company immediately prior to the Closing shall have a fully vested, nonforfeitable right to his Accrued Benefit.

ARTICLE 8
BENEFICIARIES
8.1
Beneficiary Designation. Each Member may designate the Beneficiary (including any co-beneficiary or contingent beneficiary) to whom any benefits, which are payable to a Beneficiary and which are provided hereunder upon or after the Member’s death, shall be paid. The Member may change his Beneficiary from time to time, before or after his retirement. Any designation or change of Beneficiary shall be subject to the provisions of Section 4.3 and shall be made by filing written notice thereof with the Plan Administrator in such form as it shall prescribe.

8.2
Death of Beneficiary. In the event of the death of any Beneficiary prior to that of the Member, the interest of such Beneficiary shall vest in the Member by whom he was designated. If there is no designated Beneficiary living at the time when any death benefit hereunder would be payable to the Beneficiary, such death benefit shall be payable to the Member’s estate. Any such payment shall fully discharge the liability of the Plan, the Fund, the Company, the Plan Administrator, the Trustee and the Insurance Company.

ARTICLE 9
FUNDING AND CONTRIBUTIONS
9.1
Establishment of the Funds. Separate Funds shall be established by the Company for benefits under Plan A and Plan B. Each of the respective Funds shall hold all contributions made by the Company and earnings and other income attributable thereto for the related plan. All benefits payable under Plan A shall be exclusively disbursed from the related Plan A Fund. All benefits payable to Union Members shall be disbursed from the Fund related to Plan B.

9.2
Company Contributions. The Plan Administrator shall establish and maintain a funding policy based on periodic actuarial valuations and reports, which policy shall require contributions at least sufficient to satisfy the minimum funding standards of ERISA and the Code. The Company shall make contributions to the Plan at such times and in such amounts as may be required by or appropriate under the Plan’s funding policy. All contributions by the Company are conditioned upon their deductibility under section 404 of the Code.

9.3
Return of Company Contributions. Anything herein to the contrary notwithstanding, a contribution or a portion of a contribution made to the Fund by the Company may be returned to the Company under any of the following conditions:

(a)
In the case of a contribution which is made by reason of a good faith mistake of fact, the contribution or portion of the contribution so made may be returned to the Company within one year after the payment thereof.

(b)
In the event that a deduction for any contribution or portion thereof is disallowed under section 404 of the Code, such contribution or such portion thereof, as the case may be, may be returned to the Company within one year after the disallowance of the deduction.

(c)
In the case of a contribution made in good faith and conditioned upon the initial qualification of the Plan under section 401(a) of the Code, but the Plan is determined not to be so qualified, such contribution, or portion thereof, may be returned to the Company within one year after the Plan is deemed not to be so qualified.

9.4
Forfeitures and Other Gains. Gains arising from any forfeiture of the interest in the Fund of any Member because of death, severance of employment or any other reason shall be applied to reduce the amount of Company contributions and not to increase the benefits otherwise payable under the Plan.

9.5
Expenses. The expenses of administering Plan A or Plan B, including but not limited to, the fees and expenses of the Trustee as set forth in the applicable Trust Agreements, the fees and expenses of any Insurance Company for group annuity contracts, the fees and expenses of any actuary and of any counsel or other persons employed by the Company or its delegates in the administration of such plan, and including the premiums for plan termination insurance purchased by the Plan Administrator from the Pension Benefit Guaranty Corporation, shall to the extent permitted by law and as directed by the Company, be paid by and from the respective Fund. To the extent not paid from a Fund, such expenses shall be paid by the Company and may be reimbursed to the Company from the appropriate Fund. Notwithstanding the above, the cost to obtain a statement showing the value of a terminated Member’s vested Accrued Benefits, other than the statement provided with respect to the Member’s Termination Date and the annual statements thereafter, will be charged to such Member.

9.6
Actuarial Valuations. All actuarial valuations of Plan A and Plan B shall be made by or under the supervision of an actuary retained or employed by the Company (or its delegate) who is enrolled by the Joint Board for the Enrollment of Actuaries established under ERISA and shall be made upon such assumed rates of interest, mortality, and other actuarial components and according to such methods of computation as the actuary, after consultation with the Company (or its delegate), may determine to be proper and reasonable.

ARTICLE 10
ADMINISTRATION
10.1
Delineation of Fiduciary Responsibilities. The fiduciaries with respect to Plan A and Plan B shall be the Company (and its delegate), the Plan Administrator and the respective Trustees and, to the extent required by ERISA, any Insurance Company. The responsibilities of the fiduciaries shall be allocated as provided herein, and each such fiduciary shall have only those responsibilities and obligations that are specifically imposed upon it by the Plan, Trust Agreement or any group annuity contract. Except as otherwise provided by law, each of the fiduciaries shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan, and shall not be responsible for any act or failure to act of any other fiduciary.

(a)
Except as provided in Section 11.1, the Company shall have the sole power to amend and terminate Plan A and Plan B, the sole responsibility to make contributions to each Fund as provided in Article 9 and such other powers and duties as are herein specifically provided.

(b)
The Trustee shall have the sole responsibility for the administration of the Trust and, to the extent not delegated to one or more investment managers (within the meaning of section 3(38) of ERISA) or some other named fiduciary (including, but not limited to, the Board or Plan Administrator, the management and control of the assets of the Fund which it receives and invests in accordance with the terms of the Trust Agreement.

(c)
An Insurance Company shall have the sole responsibility for the administration of any group annuity contract and the management and control of the assets of the Fund which it receives and invests in accordance with the terms of the group annuity contract.

(d)
The Company (or its delegate) shall have the sole responsibility to appoint and remove the Trustee and any successor trustee, and enter into and from time to time amend the Trust Agreement; to appoint or remove the Plan Administrator and review the operation and performance of such Plan Administrators; and to establish or alter the funding and investment policy guidelines for the Plan;

(e)
The Plan Administrator shall have the sole responsibility to monitor the performance and operations of the Trustee, any Insurance Company and any investment manager; to implement the funding and investment policy guidelines established by the Company (or its delegate); to advise the Company (or its delegate) with respect to the appointment or removal of the Trustee and the continuation or alteration of the investment and funding policy guidelines of Plan A and Plan B; to appoint, remove, or allocate the assets of the Fund among one or more investment managers (within the meaning of section 3(38) of ERISA) or Insurance Companies in accordance with the funding and investment policy guidelines established by the Company (or its delegate) and the terms of the Trust Agreement; and to exercise such other powers and duties with respect to the assets of each Fund as are delegated to the Plan Administrator under the terms of the Trust Agreement or as are otherwise necessary or appropriate to carry out its responsibilities described above.

(f)
Except as otherwise specifically provided herein or in the Trust Agreement or in a group annuity contract, the general administration of Plan A and Plan B and the responsibility for carrying out its provisions shall be vested solely in the Plan Administrator. In addition, the Plan Administrator shall have such powers and responsibilities as are hereinafter specifically provided.

10.2
Appointment of the Members of the Administrative Committee. The Company may appoint a committee (hereafter referred to as the “Administrative Committee”) to administer the Plan which shall consist of one or more individuals as appointed from time to time by the Company (or its delegate). The membership of the Administrative Committee may include individuals who are not covered by Plan A or Plan B. The Company (or its delegate) may remove any member of the Administrative Committee at any time in its sole discretion, and any member may resign by delivering to the Company (or its delegate) his written resignation, effective upon its delivery or at any later date specified therein. The remaining member or members of the Administrative Committee shall continue to act until any vacancy in the membership of such committee is filled by action of the Company (or its delegate).

10.3
Organization and Operation of the Administrative Committee. If established, the Administrative Committee shall appoint from among its members a chairman. The chairman, when present, shall preside at meetings of the Administrative Committee. In his absence, those present will choose one of their members to act as chairman. The Administrative Committee shall appoint a secretary, who shall keep the minutes of the meetings and perform such other duties as may be assigned to him by the Administrative Committee. The secretary may, but need not, be a member of the Administrative Committee or a Member of the Plan. The Administrative Committee shall act either at any meetings or through a writing without such a meeting by an agreement of the majority of the members of the Administrative Committee then in office, and the action of such majority shall have the same effect for all purposes as if assented to by all members of that Administrative Committee. Any member of the Administrative Committee who is a Member of the Plan shall not vote on any question relating exclusively to himself. The Administrative Committee may authorize one or more of its members to execute documents on behalf of that Administrative Committee.

Any act which the Plan, the Trust Agreement or a group annuity contract authorizes or requires the Administrative Committee to do may be specifically delegated in writing to one or more members of that Administrative Committee.

10.4
Powers and Duties of the Plan Administrator. The Plan Administrator shall control the management, operation and administration of the Plan. The powers and duties of the Plan Administrator shall include but not be limited to the following:

(a)	Construe and interpret Plan A and Plan B in accordance with uniform rules and regulations consistently applied to all Members.
(b)	Decide the eligibility of any persons to be covered under Plan A or Plan B, in accordance with the provisions of each such plan.
(c)	Determine the right of any person to a Retirement Benefit, in accordance with the provisions of Plan A or Plan B.
(d)	Prescribe procedures to be followed by Members in filing applications for Retirement Benefits.
(e)	Issue instructions to the Trustee or Insurance Company in connection with all Retirement Benefits which are to be paid in accordance with the provisions of Plan A and Plan B.
(f)	Require from the Company and Employees such information as is necessary to properly administer Plan A and Plan B.
(g)	Furnish to the Company (or its delegate) appropriate periodic reports covering the administration of Plan A and Plan B.
(h)	Receive and review periodic accounting of benefit payments made by the Trustee and/or Insurance Company.
10.5
Accounts and Records. The Company (or its delegate) shall maintain records showing the separate fiscal operations of Plan A and Plan B and shall keep in convenient form such data as may be necessary for periodic actuarial valuations of the costs, liabilities, and experience gains and losses of each such plan.

The Company (or its delegate) shall prepare annually a report showing in detail the separate assets and liabilities of Plan A and Plan B and giving a brief account of the operation of the Plan for the past year. Such report shall be submitted to the Board and shall be filed in the office of the secretary of the Board.

10.6
Employment of Specialists. The Company (or its delegate) shall have the authority to employ advisors such as attorneys (who may but need not be attorneys to the Company) or such other persons as it deems necessary or desirable to provide advice and services to it.

10.7	Claims and Review Procedures.
(a)
Claims procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Plan Administrator. If any such claim is wholly or partially denied, the Plan Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Plan Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b)
Review procedure. Within 60 days after the date on which a person receives written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his duly authorized representative) may (i) file a written request with the Plan Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Plan Administrator. The Plan Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Plan Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Plan Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

(c)
Notwithstanding the foregoing, the Plan shall comply with any subsequent claims and appeals regulations to the extent required by law. Effective January 1, 2002, the Plan’s procedure for denial of claims and for any appeal of such denial for benefits under the plan shall be set forth in a separate document or in the Summary Plan Description for this Plan. Such procedures shall comply with ERISA Section 503 and attendant regulations thereunder to the extent required by law.

10.8
Standard of Conduct. Each fiduciary with respect to the Plan shall discharge his duties to the Plan solely in the interest of Plan Members, surviving Spouses, and Beneficiaries, with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims and in accordance with provisions of the Plan, to the extent such provisions are consistent with ERISA.

10.9
Indemnification. The Company shall indemnify and hold harmless the Plan Administrator including each member of the Administrative Committee, if established, from any and all claims, losses, damages, expenses (including reasonable counsel fees approved by the Company), and liability (including any reasonable amount paid in settlement with the Company’s approval), arising from any act or omissions of such member, except when the same is judicially determined to be due to the willful misconduct of such member.

10.10
Compensation of Administrative Committee Members. The members of the Administrative Committee shall serve without compensation with respect to their position on the Administrative Committee. All reasonable expenses of the Administrative Committee shall be paid for by the Company.

10.11	Actions to be Uniform. Any discretionary actions to be taken under Plan A or Plan B will be nondiscriminatory and uniform with respect to all persons similarly situated.
10.12
Effect of Interpretation or Determination. Any interpretation of Plan A or Plan B or other determination with respect to such plan by the Plan Administrator will be final and conclusive for all persons in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously.

10.13
Withholding of Tax. Unless the Plan Administrator otherwise directs the Trustee or the Insurance Company pursuant to the second sentence of this Section, the Plan Administrator will be responsible for withholding any and all amounts required by the Code and applicable regulations to be withheld upon distributions from the Plan. The Plan Administrator may elect to transfer this responsibility to the Trustee or an Insurance Company, whichever is the payor with respect to the distribution in question, by directing said payor, in the manner prescribed by applicable law and regulations, to withhold the aforesaid amounts.

ARTICLE 11
AMENDMENT AND TERMINATION
11.1
Right to Amend. Except as provided in Section 11.3, the Company reserves the right at any time and from time to time to amend Plan A and Plan B by written instrument authorized by the Board, executed by the Company and delivered to the Administrative Committee; provided, however, that no amendment shall be made, which would, without written consent of the Trustee, increase the duties or liabilities of the Trustee; and provided, further, that no amendment shall adversely affect the amount of any Member’s Retirement Benefit based on his Years of Vesting Service and membership in such plan prior to the date of the amendment, or decrease his accrued benefit (within the meaning of section 411(d)(6) of the Code) as of the date of the amendment, unless the amendment is necessary or appropriate to enable such plan or trust to qualify or retain its qualified status under section 401 of the Code and under any corresponding section of the Code as hereinafter enacted. Notwithstanding the above, the Administrative Committee may adopt amendments as necessary to bring Plan A and Plan B into conformity with legal requirements, or to improve the administration hereof, provided no such amendments cause a substantial adverse financial effect upon the Company or the Plan. Notwithstanding the foregoing, the Company may delegate its authority to amend the Plan to the Plan Administrator with respect to amendments that are administrative in nature.

11.2
Right to Terminate. Neither the making of contributions nor the continuance of the Plan is assumed by the Company as a contractual obligation except as provided in Section 11.3. The Company reserves the right at any time to suspend its contributions, for such period as the Board may determine, and reserves the right at any time by action of the Board, communicated in writing by the Company to the Plan Administrator, the Trustee and an Insurance Company, to terminate its contributions or to terminate Plan A or Plan B.

11.3
Amendments or Termination Affecting Union Members. Notwithstanding the provisions of this Article 11, no termination, change or amendment to Plan B which affects the rights and obligations of Union Members, shall be made on or before the expiration date of the collective bargaining agreement except with the agreement of the Utility Workers Union of America, AFL-CIO, Local 369.

11.4
Nonforfeitable Benefits. In the event Plan A or Plan B shall be terminated, or upon termination of employment of a group of Members constituting a partial termination of such plan, each such Member’s rights shall become nonforfeitable to the extent funded or as guaranteed by the Pension Benefit Guaranty Corporation.

11.5
Satisfaction of Liabilities. In the event, at any time, Plan A or Plan B shall be terminated, the assets of the related Fund, after providing for necessary expenses, shall be allocated to each covered Member, surviving Spouse, or Beneficiary entitled to a Retirement Benefit in accordance with and subject to the order of precedence and rules set forth in section 4044 (a) and (b) of ERISA and the regulations thereunder issued by the Pension Benefit Guaranty Corporation. If any assets remain in the respective Fund after all such allocations, such assets shall be returned to the Company. Payment of such allocations may be accomplished, as determined by the Plan Administrator, by:

(a)	continuance of the Fund; or
(b)	continuance of that portion of the Fund held by the Trustee under the Trust Agreement or establishment of a new trust fund; or
(c)
continuance of that portion of the Fund held by an Insurance Company under a group annuity contract or establishment of a new fund (subject to the terms and conditions of the group annuity contract) under a new group annuity contract; or

(d)	purchase of annuity contracts from an Insurance Company;
provided, however that if with respect to any allocation groups, it is not, in the opinion of the Plan Administrator, practicable or desirable to do any of the foregoing with respect to such group or groups, the Plan Administrator may provide for the payment of the allocation for such group or groups in a manner other than by any of the foregoing methods of payment.
ARTICLE 12
GENERAL PROVISIONS
12.1
Rights to Benefits. No person shall have any right or claim to a benefit under the Plan beyond that expressly provided by the Plan and then only to the extent of the assets available in the Fund which may be applied for his benefit in accordance with the Plan unless guaranteed by the Pension Benefit Guaranty Corporation.

12.2
Company Rights. The establishment and maintenance of the Plan shall not be construed to give any Employee the right to be retained in the service of the Company. The contributions of the Company to the Fund shall be for the exclusive benefit of Members and persons claiming through them, and no part of the Fund shall revert to the Company other than such residual amount as remains in the Fund after termination of the Plan and the satisfaction of all obligations to all Members and Beneficiaries under the Plan.

12.3
Construction. The provisions of this Plan shall be construed, administered and enforced according to the provisions of ERISA and, to the extent not preempted thereby, the laws of the State of Delaware.

12.4
Titles. The titles of the Sections herein are included for convenience of reference only and shall not be construed as a part of this Plan, nor have any effect upon the meaning of the provisions hereof. Unless the context requires otherwise, the singular shall include the plural; the masculine gender shall include the feminine; the feminine gender shall include the masculine; and such words as “herein”, “hereafter”, “hereof” and “hereunder” shall refer to this instrument as a whole and not merely to the subdivision in which such words appear.

12.5
Impossibility of Action. In case it becomes impossible for any fiduciary to perform any act under this Plan, that act shall be performed which in the judgment of such fiduciary will most nearly carry out the intent and purposes of this Plan. All parties concerned shall be bound by any such acts performed under such conditions.

12.6
Separability. If any term or provision of this Plan as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan, and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

12.7
Merger or Consolidation of Plan. Plan A or Plan B shall not merge or consolidate with, or transfer or segregate its assets or liabilities to, any other plan unless each Member of such plan would, if the successor plan were then to be terminated, be entitled to a Retirement Benefit immediately after the merger, consolidation, transfer, or segregation which is equal to or greater than the Retirement Benefit he would have been entitled to immediately before the merger, consolidation, transfer or segregation, if Plan A or Plan B had then been terminated.

12.8	Latest Commencement of Benefits. In no case will the payment of benefits to any Member commence later than the earlier of:
(a)	unless the Member otherwise elects, the sixtieth (60th) day after the latest of the following:
(i)	the close of the Plan Year in which occurs the date on which the Member attains age sixty-five (65),
(ii)	the close of the Plan Year in which occurs the tenth (10th) anniversary of the year in which the Member commenced participation in the Plan or

(iii)	the close of the Plan Year in which the Member terminates his service with the Company, or
(b)	the April 1 of the calendar year following the later of:
(i)	the calendar year in which the Member attains age 70 1/2, or

(ii)	the calendar year in which the Member retires.
12.9
Veterans’ Reemployment Rights. Notwithstanding any provision of the Plan to the contrary, benefits and service credits with respect to qualified military service will be provided in accordance with Code Section 414(u).

12.10
Separate Plans and Assets. Plan B assets (those available to pay benefits that accrue on behalf of Union Members) shall be available only for such purpose and shall not be available under any circumstances to pay benefits with respect to any Member who is not a Union Member. Furthermore, Plan A assets (those available to pay benefits that accrue on behalf of Members who are not Union Members) shall be available only for such purpose and shall not be available under any circumstances to pay benefits with respect to any Union Member. For Trust accounting purposes, all of Plan A assets shall at all times be accounted for separately from all of Plan B assets in a manner which satisfies Treas. Reg. Sec. 1.414(l)-1(b)(8). Plan A and Plan B shall constitute separate plans.

ARTICLE 13
TOP HEAVY
13.1
Purpose and Applicability. The provisions of this Article are intended to comply with, and all determinations under this Article will be computed in accordance with, section 416 of the Code and the regulations promulgated thereunder, which are specifically incorporated herein by reference. The provisions of Sections 13.2, 13.3, and 13.4 below shall not apply with respect to any Employee covered by a collective bargaining agreement as to which retirement benefits were the subject of good-faith bargaining, unless such agreement provides for the application of such provisions to such Employees. Accordingly, this Article only applies to Plan A which does not cover Union Members.

13.2
Special Vesting. Notwithstanding any other provision of the Plan, other than the provisions of this Article, each individual who is a Member at any time during a Plan Year which is a top heavy plan year shall have a fully vested and nonforfeitable interest in not less than a percentage of his Accrued Benefit as set forth in the following schedule, based on his completed Years of Vesting Service:

Years of	Nonforfeitable
Vesting Service	Percentage

Less than 3	0%
3 or more	100%
In the event any Plan Year subsequent to a top heavy plan year is not itself a top heavy plan year, the foregoing special vesting schedule shall apply to benefits accrued through the close of the last Plan Year which was a top heavy plan year and, in the case of any Member who had completed three or more Years of Vesting Service or as of the close of the last such top heavy plan year, to benefits accrued in any Plan Year subsequent to the last such top heavy plan year.
13.3
Minimum Benefits. The benefit payable at any time to each Member who is not a key employee and who completes at least 1,000 Hours of Service in a Plan Year which is a top heavy plan year, determined as of the end of such Plan Year (and as of the end of any subsequent Plan Year) and when expressed as an annual benefit payable as a single life annuity commencing at the Member’s Normal Retirement Date, shall not be less than the lesser of

(a)
the product of (i) two percent of the Member’s high five year compensation and (ii) the number of his years of service for minimum benefit purposes (excluding any such year that was not a top heavy plan year), and

(b)	twenty percent of his high five year compensation;
provided, that in the case of any Member who is also a member in a defined contribution plan or plans maintained by the Company or an Affiliated Company, the additional benefit accrual required under this Section shall not exceed an amount which, when considered together with company contributions allocated to the Member’s accounts under such other plan or plans, would satisfy such requirements as the Secretary of the Treasury may prescribe, pursuant to section 416(f) of the Code, to prevent duplication of benefits. If payment of the Member’s benefit under the Plan is suspended in circumstances in which, but for section 411(a)(3)(B) of the Code and section 203 (a)(3)(B) of ERISA, such suspension would constitute a forfeiture of benefits, the minimum benefit described above, to the extent affected by such suspension, shall be actuarially increased (using the assumptions used in determining an Actuarial Equivalent benefit) to reflect such period of suspension.

13.4	Definitions. For purposes of this Article:
(a)
“Compensation” means the Member’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company, including amounts (if any) by which the Member’s compensation is reduced pursuant to an election under a cash or deferred arrangement described in section 401(k) of the Code, that is part of a plan maintained by the Company, or a cafeteria plan maintained by the Company under section 125 of the Code, but does not include any other amounts which are excluded under the definition of compensation provided in the Treasury Regulations promulgated under section 415 of the Code; provided that compensation for a Plan Year in excess of the amount in effect for a Plan Year under section 401(a)(17) of the Code) will be disregarded under the Plan in accordance with the rules under section 401(a)(17) of the Code.

(b)
“High five year compensation” means the average of the Member’s annual compensation for those five consecutive years of service for minimum benefit purposes (or, if the Member has less than five such years, then for his number of consecutive years of service for minimum benefit purposes) for which his aggregate compensation is greatest. Any Plan Year which is not a year of service for minimum benefit purposes shall be ignored in determining whether the Member’s years of service for minimum benefit purposes are consecutive.

(c)
“Key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five-percent owner of the Company, or a one-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(d)
“Top heavy plan year” means a Plan Year in which the sum of the present values of the total accrued benefits of all key employees under the Plan and under each other defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with this Plan, plus the sum of the account balances of all key employees under each defined contribution plan (as of the applicable determination date of each such plan) which is aggregated with this Plan, exceeds sixty percent of the sum of such amounts for all Employees or former Employees (other than former key employees but including beneficiaries of deceased former Employees) under such plans. The following rules shall apply for purposes of making the foregoing determination:

(i)
The term “determination date” means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term “applicable determination date” means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

(ii)
The present values of accrued benefits or account balances under a plan as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting ‘5-year period’ for ‘1-year period’. The accrued benefits and account balances of any individual who has not performed services for the Company during the 1-year period ending on the determination date shall not be taken into account. In the case of a defined benefit plan, such valuation date must be the same date as is employed for computing plan costs for minimum funding purposes, and the determination of the present value of accrued benefits shall be made on the basis of reasonable interest and mortality assumptions, including without limitation those used for minimum funding purposes or for purposes of determining the actuarial equivalence of optional benefits under the plan. In the case of a defined contribution plan, the value of account balances will be adjusted for contributions made after the valuation date to the extent required by applicable Treasury regulations.

(iii)
There shall be aggregated with this Plan: (A) any other plan of the Company or an Affiliated Company under which at least one key employee participates and which is able to satisfy the requirements of sections 401(a)(4) and 410 of the Code by reason, at least in part, of the existence of this Plan, and (B) if at least one key employee is a Member hereunder, any other plan of the Company or an Affiliated Company (i) in which a key employee participates or (ii) which enables another such plan (including, but not limited to, the Plan) to satisfy the requirements of sections 401(a)(4) and 410 of the Code. Any plan of the Company or an Affiliated Company not required to be aggregated with the Plan may nevertheless, in the discretion of the Administrative Committee, be aggregated with the Plan if the benefits and coverage of all aggregated plans would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

(e)
“Year of service for minimum benefit purposes” means, with respect to any Member, each Plan Year in which the Member completes at least 1,000 Hours of Service except any such year which begins after the last day of the most recent Plan Year which was a top heavy plan year. For purposes of satisfying the minimum benefit provisions of Section 416(c)(1) of the Code, in determining years of minimum benefit service, any service with the Company shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

13.5
Adjustment to Benefit Limitations. In applying the limitations of Section 4.7 for any Plan Year which begins prior to January 1, 2000 which is a top heavy plan year, Code section 415(e)(2)(B) and (3)(B) will be applied by substituting “1.0” for “1.25” wherever “1.25” appears therein unless (a) the Plan and each plan with which the Plan is required to be aggregated pursuant to the first sentence of Section 13.4.(d)(iii) satisfies the requirements of section 416(h)(2)(A) of the Code, and (b) such Plan Year would not be a top heavy plan year if “ninety percent” were substituted for “sixty percent” in the first paragraph of Section 13.4(d).

IN WITNESS WHEREOF, Sithe Energies, Inc. have caused this instrument to be duly executed in its name and behalf on this 29th day of January, 2007.

SITHE ENERGIES, INC.

By:	/s/ [ILLEGIBLE]

APPENDIX A
SPECIAL PROVISIONS FOR FORMER GPU REPRESENTED EMPLOYEES
ARTICLE A1
PURPOSE AND APPLICABILITY
This Appendix A exists solely for a historical reference. Effective May 12, 2000, Sithe Energies, Inc. sold certain of its operating facilities described below to Reliant Energy. As a result of the transaction, Reliant Energy assumed the existing collective bargaining agreements with the unions and agreed to continue to provide pension benefits pursuant to such collective bargaining agreements. Furthermore, Reliant Enemy agreed to the transfer of the assets and liabilities attributable to the employees covered at such operating facilities from this Plan to a plan sponsored by Reliant Energy and the Plan was amended to delete the following provisions. Sithe Energies, Inc. is no longer liable for any benefits relating to the former employees described below.
A1.1
Purpose and Applicability. Effective November 24, 1999 (the “Closing Date”), Sithe Energies, Inc. acquired the fossil fuel and hydroelectric generating assets of GPU, Inc and its operating subsidiaries (collectively “GPU”). As a result of such transaction, certain operating companies of Sithe Energies, Inc. assumed existing collective bargaining agreements with certain unions and have agreed to continue to provide pension benefits pursuant to such collective bargaining agreements and other agreements between and among Sithe Energies, Inc. and its operating companies, GPU, and the respective unions. Such pension benefits had previously been provided under the applicable union pension plans sponsored by GPU (“GPU Plans”).

Accordingly, notwithstanding any provision of the Plan to the contrary, the purpose of this Appendix A is to describe the pension benefits that accrued for such covered union groups and to incorporate by reference certain substantive provisions of the GPU Plans as indicated below. To the extent GPU Plan provisions are not incorporated by reference, as indicated below, the provisions of this Plan shall apply.
All assets available to pay pension benefits with respect to Members that accrue pursuant to the terms and provisions of Articles A2, A3 or A4 of this Appendix A (the “Appendix A Portion of the Plan”) shall be available only for such purpose and shall not be available under any circumstances to pay pension benefits with respect to any Union Member covered by Plan B.
In no event shall this Plan be liable for any benefits accrued under the GPU Plans. By adopting the following incorporations by reference, Sithe Energies, Inc. and its operating companies do not become sponsors of or parties to any GPU Plan.
As described below, benefits provided under this Appendix A shall be based solely on service with the Participating Company from the Closing Date to May 12, 2000.

A1.2
Participating Company. Notwithstanding any other section of the Plan to the contrary, “Eligible Employee” shall include any Employee of a Participating Company. Participating Company means the Company and any other Affiliated Company which adopts this Plan with the approval of the Company. Effective November 24, 1999, solely for purposes of the Appendix A Portion of the Plan, the Participating Companies shall include Sithe Pennsylvania Holdings, LLC; Sithe Maryland Holdings, LLC; Sithe New Jersey Holdings, LLC; and Sithe Northeast Management Company.

A1.3
Plan Assets. Notwithstanding anything in the Plan to the contrary, for Trust accounting purposes, all of the assets subject to the Appendix A Portion of the Plan shall be part of Plan A and at all times be accounted for separately from all of the Plan B assets in a manner which satisfies Treas. Reg. Sec. 1.414(l)-l(b)(8).

ARTICLE A2
JERSEY PLAN COVERED GROUP PROVISIONS
Except as hereinafter provided, the Plan hereby incorporates by reference the benefit provisions of the Jersey Central Power & Light Company Plan for Retirement Annuities as in effect on the Closing Date (the “Jersey Plan”) but by replacing any reference to GPU Companies with Affiliated Company as defined herein. Accordingly, except as modified below, a Jersey Plan Eligible Employee shall accrue benefits as if such individual participated in the Jersey Plan based on service credited hereunder after the Closing Date through May 12, 2000.
A2.1
Jersey Plan Eligible Employee. Any Eligible Employee of a Participating Company who is covered under a collective bargaining agreement between Sithe New Jersey Holdings LLC, Sithe Mid-Atlantic Power Services, Inc. and Local Unions 327, 1289, and 1314 of the International Brotherhood of Electrical Workers AFL-CIO, is a member of the Jersey Plan Covered Group. Each Eligible Employee of the Jersey Plan Covered Group shall become an active Member of the Plan under this Article A2 upon the Closing Date if such individual was an active participant in the Jersey Plan immediately prior to the Closing Date. Otherwise, such individual shall become a Member hereunder upon satisfying the eligibility conditions of the Jersey Plan.

A2.2
Creditable Service. In general, Creditable Service under this Plan shall not include service prior to the Closing Date nor after May 12, 2000. However, for a Jersey Plan Eligible Employee who was an active participant in the Jersey Plan immediately prior to the Closing Date, Creditable Service under this Plan will be measured from the individual’s last anniversary date of his or her employment with GPU prior to November 24, 1999 if such anniversary date is between May 24, 1999 and November 24, 1999 and the individual was not credited with a full year of benefit service under the Jersey Plan for the last fractional year of employment. Notwithstanding anything to the contrary, no individual will receive duplicate service under both the Jersey Plan and this Plan.

A2.3
Vesting Service. Vesting Service shall be determined in the same manner as provided in the Jersey Plan. Furthermore, vesting service credited under the Jersey Plan, if any, shall be recognized as Vesting Service for purposes of this Plan. However, in no event will a Member receive duplicate vesting service for service credited under both the Jersey Plan and this Plan.

A2.4
Creditable Service for Determination of Basic Annuity. In determining a Member’s Basic Annuity, a Member’s number of years of creditable service credited under the Jersey Plan, if any, shall be taken into account hereunder solely for the purpose of determining the appropriate accrual percentage to be multiplied by the Member’s Basic Earnings.

A2.5
Service for All Other Purposes. For purposes of determining eligibility to participate under this Article, eligibility for an early or normal retirement benefit, or for any purpose other than as described above, service for such purpose credited to a Member under the Jersey Plan, if any, shall be taken into account for such purpose under this Plan. However, in no event will a Member receive duplicate service for service credited under both the Jersey Plan and this Plan.

A2.6	Basic Earnings. For purposes of determining a Member’s Basic Earnings under this Plan, earning under the Jersey Plan prior to the Closing Date, if any shall be taken into account.
A2.7
Inapplicable Jersey Plan Provisions. The provisions of the Jersey Plan which are administrative in nature, do not otherwise relate to determining an individual’s benefit, which relate to employee contributions, or for which there is a substantially similar provision in this Plan shall not apply hereunder. Accordingly, notwithstanding any provision herein to the contrary, the following Sections of the Jersey Plan shall not apply hereunder and are excluded from incorporation in this Plan:

Foreword;
Section 4 (Transfers);
Section 7 (Determination of Additional Annuities);
Section 8 (Rights of Beneficiaries);
Section 11 (Payment of Annuities);
Section 12 (Financing the Plan);
Section 13 (Retirement Annuity Fund);
Section 14 (Administration of the Plan);
Section 15 (Rights of Retired Employees);
Section 16 (Consolidation, Merger, or Sale of Property);
Section 17 (Amendment or Termination of the Plan);
Section 18 (Limit of Benefit From Retirement Annuity Fund);
Section 19 (Other Limitations of Certain Benefits Payable);
Section 20 (Miscellaneous); and
Section 21 (1996 Voluntary Enhanced Retirement Program).
In addition any Plan provision which is required to maintain the Plan’s qualification status under Section 401(a) of the Code shall supersede any contrary provision of the Jersey Plan.

ARTICLE A3
METROPOLITAN PLAN COVERED GROUP PROVISIONS
Except as hereinafter provided, the Plan hereby incorporates by reference the benefit provisions of the Metropolitan Edison Company Plan for Retirement Annuities as in effect on the Closing Date (the “Metropolitan Plan”) but by replacing any reference to GPU Companies with Affiliated Company as defined herein. Accordingly, except as modified below, a Metropolitan Plan Eligible Employee shall accrue benefits as if such individual participated in the Metropolitan Plan based on service credited hereunder after the Closing Date through May 12, 2000.
A3.1
Metropolitan Plan Eligible Employee. Any Eligible Employee of a Participating Company who is covered under a collective bargaining agreement between Sithe Pennsylvania Holdings LLC, Sithe Mid-Atlantic Power Services, Inc. and Local Union 777 of the International Brotherhood of Electrical Workers AFL-CIO, is a member of the Metropolitan Plan Covered Group. Each Eligible Employee of the Metropolitan Plan Covered Group shall become an active Member of the Plan under this Article A3 upon the Closing Date if such individual was an active participant in the Metropolitan Plan immediately prior to the Closing Date. Otherwise, such individual shall become a Member hereunder upon satisfying the eligibility conditions of the Metropolitan Plan.

A3.2
Creditable Service. In general, Creditable Service under this Plan shall not include service prior to the Closing Date nor after May 12, 2000. However, for a Metropolitan Plan Eligible Employee who was an active participant in the Metropolitan Plan immediately prior to the Closing Date, Creditable Service under this Plan will be measured from the individual’s last anniversary date of his or her employment with GPU prior to November 24, 1999 if such anniversary date is between May 24, 1999 and November 24, 1999 and the individual was not credited with a full year of benefit service under the Metropolitan Plan for the last fractional year of employment. Notwithstanding anything to the contrary, no individual will receive duplicate service under both the Metropolitan Plan and this Plan.

A3.3
Vesting Service. Vesting Service shall be determined in the same manner as provided in the Metropolitan Plan. Furthermore, vesting service credited under the Metropolitan Plan, if any, shall be recognized as Vesting Service for purposes of this Plan. However, in no event will a Member receive duplicate vesting service for service credited under both the Metropolitan Plan and this Plan.

A3.4
Creditable Service for Determination of Basic Annuity. In determining a Member’s Basic Annuity; a Member’s number of years of creditable service credited under the Metropolitan Plan, if any, shall be taken into account hereunder solely for the purpose of determining the appropriate accrual percentage to be multiplied by the Member’s Basic Earnings.

A3.5
Service for All Other Purposes. For purposes of determining eligibility to participate under this Article, eligibility for an early or normal retirement benefit, or for any purpose other than as described above, service for such purpose credited to a Member under the Metropolitan Plan, if any, shall, be taken into account for such purpose under this Plan. However, in no event will a Member receive duplicate service for service credited under both the Metropolitan Plan and this Plan.

A3.6	Basic Earnings. For purposes of determining a Member’s Basic Earnings under this Plan, earning under the Metropolitan Plan prior to the Closing Date, if any, shall be taken into account.
A3.7
Inapplicable Metropolitan Plan Provisions. The provisions of the Metropolitan Plan which are administrative in nature, do not otherwise relate to determining an individual’s benefit, which relate to employee contributions, or for which there is a substantially similar provision in this Plan shall not apply hereunder. Accordingly, notwithstanding any provision herein to the contrary, the following Sections of the Metropolitan Plan shall not apply hereunder and are excluded from incorporation in this Plan:

Foreword;
Section 4 (Transfers);
Section 7 (Determination of Additional Annuities);
Section 8 (Rights of Beneficiaries);
Section 11 (Payment of Annuities);
Section 12 (Financing the Plan);
Section 13 (Retirement Annuity Fund);
Section 14 (Administration of the Plan);
Section 15 (Rights of Retired Employees);
Section 16 (Consolidation, Merger, or Sale of Property);
Section 17 (Amendment or Termination of the Plan);
Section 18 (Limit of Benefit From Retirement Annuity Fund);
Section 19 (Other Limitations of Certain Benefits Payable);
Section 20 (Miscellaneous); and
Section 21 (1996 Voluntary Enhanced Retirement Program).
In addition any Plan provision which is required to maintain the Plan’s qualification status under Section 401(a) of the Code shall supersede any contrary provision of the Metropolitan Plan.

ARTICLE A4
PENELEC PLAN COVERED GROUP PROVISIONS
Except as hereinafter provided, the Plan hereby incorporates by reference the benefit provisions of the Pennsylvania Electric Company Plan for Retirement Annuities as in effect on the Closing Date (the “Penelec Plan”) but by replacing any reference to GPU Companies with Affiliated Company as defined herein. Accordingly, except as modified below, a Penelec Plan Eligible Employee shall accrue benefits as if such individual participated in the Penelec Plan based on service credited hereunder after the Closing Date and through May 12, 2000.
A4.1
Penelec Plan Eligible Employee. Any Eligible Employee of a Participating Company who is covered under a collective bargaining agreement between Sithe Pennsylvania Holdings LLC, Sithe Maryland Holdings LLC, Sithe Mid-Atlantic Power Services, Inc., Sithe Northeast Management Company and Local Union 459 of the International Brotherhood of Electrical Workers AFL-CIO (other than those employees who are employed by Sithe Northeast management Company at Keystone and Conemaugh assets), is a member of the Penelec Plan Covered Group. Each Eligible Employee of the Penelec Plan Covered Group shall become an active Member of the Plan under this Article A4 upon the Closing Date if such individual was an active participant in the Penelec Plan immediately prior to the Closing Date. Otherwise, such individual shall become a Member hereunder upon satisfying the eligibility conditions of the Penelec Plan.

A4.2
Creditable Service. In general, Creditable Service under this Plan shall not include service prior to the Closing Date nor after May 12, 2000. However, for a Penelec Plan Eligible Employee who was an active participant in the Penelec Plan immediately prior to the Closing Date, Creditable Service under this Plan will be measured from the individual’s last anniversary date of his or her employment with GPU prior to November 24, 1999 if such anniversary date is between May 24, 1999 and November 24, 1999 and the individual was not credited with a full year of benefit service under the Penelec Plan for the last fractional year of employment. Notwithstanding anything to the contrary, no individual will receive duplicate service under both the Penelec Plan and this Plan.

A4.3
Vesting Service. Vesting Service shall be determined in the same manner as provided in the Penelec Plan. Furthermore, vesting service credited under the Penelec Plan, if any, shall be recognized as Vesting Service for purposes of this Plan. However, in no event will a Member receive duplicate vesting service for service credited under both the Penelec Plan and this Plan.

A4.4
Creditable Service for Determination of Basic Annuity. In determining a Member’s Basic Annuity, a Member’s number of years of creditable service credited under the Penelec Plan, if any, shall be taken into account hereunder solely for the purpose of determining the appropriate accrual percentage to be multiplied by the Member’s Basic Earnings.

A4.5
Service for All Other Purposes. For purposes of determining eligibility to participate under this Article, eligibility for an early or normal retirement benefit, or for any purpose other than as described above, service for such purpose credited to a Member under the Penelec Plan, if any, shall be taken into account for such purpose under this Plan. However, in no event will a Member receive duplicate service for service credited under both the Penelec Plan and this Plan.

A4.6	Basic Earnings. For purposes of determining a Member’s Basic Earnings under this Plan, earning under the Penelec Plan prior to the Closing Date, if any shall be taken into account.
A4.7
Inapplicable Penelec Plan Provisions. The provisions of the Penelec Plan which are administrative in nature, do not otherwise relate to determining an individual’s benefit, which relate to employee contributions, or for which there is a substantially similar provision in this Plan shall not apply hereunder. Accordingly, notwithstanding any provision herein to the contrary, the following Sections of the Penelec Plan shall not apply hereunder and are excluded from incorporation in this Plan:

Foreword;
Section 4 (Transfers);
Section 7 (Determination of Additional Annuity);
Section 8 (Rights of Beneficiaries);
Section 11 (Payment of Annuities);
Section 12 (Financing the Plan);
Section 13 (Retirement Annuity Fund);
Section 14 (Administration of the Plan);
Section. 15 (Rights of Retired Employees);
Section 16 (Consolidation, Merger, or Sale of Property);
Section 17 (Amendment or Termination of the Plan);
Section 18 (Limit of Benefit From Retirement Annuity Fund);
Section 19 (Other Limitations of Certain Benefits Payable);
Section 20 (Miscellaneous); and
Section 21. (1996 Voluntary Enhanced Retirement Program).
In addition any Plan provision which is required to maintain the Plan’s qualification status under Section 401(a) of the Code shall supersede any contrary provision of the Penelec Plan.

APPENDIX B
MODIFIED TRADITIONAL PENSION PLAN FOR CERTAIN UNION MEMBERS
ARTICLE B1
INTRODUCTION
This Appendix B shall exist solely for historical reference. Effective October 31, 2002, Sithe Energies, Inc. sold Sithe New England Power Services, Inc. to Exelon. As a result of the transaction, Exelon assumed the assets and liabilities of the Sithe Union Employees Pension Plan. On and after November 1, 2002, Sithe Energies, Inc. shall no longer be liable for any benefits relating to former employees who were covered under the Sithe Union Employees Pension Plan as described in the further provisions of this Appendix B, and the Plan is hereby amended accordingly, to delete the following provisions.
This Appendix B contains the modified traditional pension plan provisions which prior to January 1, 2001 constituted the main body of the Sithe Energies Group Pension Plan, originally effective May 16, 1998. All Union Members who accrue benefits under Appendix B (instead of under the cash balance provisions of the Plan document) are referred to as “Appendix B Members”. Notwithstanding any other provision to the contrary, there will be no new Appendix B Members after January 1, 2001. These provisions and all those found in the body of the Plan that apply to Union Employees are collectively a continuation of the Sithe Energies Group Pension Plan, and effective January 1, 2001 are known as the Sithe Union Employees Pension Plan referred to herein as Plan B.
All provisions of the main Plan document apply to Appendix B Members except the following:
Plan Article Sections Inapplicable to Appendix B Members
Article 1: Section 1.1
Section 1.2
Section 1.4
Section 1.6
Section 1.8
Section 1.11
Section 1.13
Section 1.14
Section 1.15
Section 1.16
Section 1.22
Section 1.23
Section 1.24
Section 1.25
Section 1.26
Section 1.29
Section 1.30
Section 1.31
Section 1.35
Section 1.36
Section 1.37

Definitions in the body of the main Plan document that are superceded by definitions in this Appendix B.
Article 2: Entire Article

Article 3: Entire Article

Article 4: Section 4.1
Section 4.2
Section 4.4
Article 5: Entire Article

Article 6: Entire Article

Article 7: Entire Article

Article 13: Entire Article
ARTICLE B2
DEFINITIONS OTHER THAN SERVICE DEFINITIONS
B2.1
“Accumulated Member Contributions”, as of any specified time, means the sum of all contributions made by a Member under this Plan which have not been withdrawn, with interest credited on such amounts, for each Plan Year or portion thereof at the rate of 120 percent of the Federal mid-term rate as in effect under section 1274 of the Code for the first month of such Plan Year. Interest shall be computed on each contribution from the January 1 next following the date such contribution was due to the earlier of:

(a)
the first day of the month in which the Member commences to receive Retirement Benefit payments, attains his Normal Retirement Date, or withdraws his Accumulated Member Contributions, whichever occurs first; or

(b)	the first day of the month next following the date of the Member’s death.
B2.2
“Accrued Benefit” means, as of any date, the amount of Retirement Benefit to which an Appendix B Member is or would be entitled hereunder if he were eligible to and did retire or otherwise terminate employment hereunder on such date, commencing on his Normal Retirement Date and payable for his life.

B2.3
“Actuarial Equivalent” means a benefit which is of equal value to a benefit otherwise payable in a different form or at a different time under the Plan, when computed, using the same factors for males and females, on the basis of:

(a)	83% of the mortality rates for males determined in accordance with the Group Annuity Tables for 1951 — Males, projected to 1970 by Projection Scale C, plus
(b)	17% of the mortality rates for females equal to those for males five years younger, and
(c)	with an effective rate of interest of 4% compounded annually.
A lump sum payment is determined under the actuarial equivalence factors described in Section B2.13.
B2.4
“Annuity Starting Date” means, in the case of any Member’s Retirement Benefit, the first day of the first month for which the Retirement Benefit is payable. A Member’s Annuity Starting Date shall be determined in accordance with the provisions of Section B7.4 (Normal or Late Retirement Benefit) Section B7.5 (Deferred Early Retirement Benefit), Section B7.6 (Reduced Early Retirement Benefit), Section B7.7 (Disability Retirement Benefit), Section B8.1(e) (pertaining to lump-sum benefits), Section B11.1 (Deferred Vested Retirement Benefit) or Section B11.2 (Reduced Earlier Vested Retirement Benefit), whichever is applicable.

B2.5
“Base Pay” means the compensation payable to an Employee by the Company for time worked on regular normal scheduled work days, including paid holidays and vacations exclusive of all compensation for overtime worked, premiums, commissions, bonuses, amounts deferred or payable under a nonqualified plan or arrangement or deferred compensation and all other forms of additional compensation, but including (a) lump sum merit increases (one-twelfth of such increase to be included as Base Pay for each month in the twelve month period beginning with the month of payment), (b) amounts (if any) elected by the Employee to be deferred under a cash or deferred arrangement, qualified under section 401(k) of the Code, that is part of a plan in which the Company participates, and (c) amounts (if any) by which an Employee’s salary or other remuneration is reduced pursuant to an election or designation made under a cafeteria plan under Section 125 in which the Company participates. Base Pay for a Member for any Plan Year in excess of the amount in effect for the Plan Year under section 401(a)(17) of the Code will be disregarded under the Plan in accordance with the rules under section 401(a)(17) of the Code.

(a)
Notwithstanding the foregoing, for periods prior to May 16, 1998, an Employee’s Base Pay shall also include compensation as described above for services rendered to a prior employer while a member of the BECO Retirement Plan, and

(b)
except as may otherwise be agreed upon under the terms of a collective bargaining agreement between the Company and Local 369, UWUA, AFL-CIO, Base Pay shall not include any compensation for periods subsequent to the pay period ending September 30, 2005.

B2.6	“BECO Retirement Plan” means the Boston Edison Retirement Plan as in effect immediately prior to the Effective Date of this Plan.
B2.7
“Beneficiary” means the person or persons entitled under Article 8 or Appendix B to receive any benefit payable hereunder on or after the Member’s death, other than any benefit payable to a spouse pursuant to Section B7.3, to a Surviving Spouse pursuant to Section B9.1 or to a Contingent Annuitant pursuant to Article B8.

B2.8
“Contingent Annuitant” means the person to whom Retirement Benefit payments are to be made for life after the death of a Member who (a) elected a Contingent Annuitant form of Retirement Benefit pursuant to Article B8 and (b) dies on or after the Annuity Starting Date.

B2.9
“Effective Date” means January 1, 2000, unless otherwise specified herein; however, the original effective date was May 16, 1998, and the original plan name was the Sithe New England Power Services, Inc. Union Pension Plan.

B2.10
“Eligible Employee” means an active union Employee who was a Member of the Sithe Energies, Inc. Group Pension Plan on December 31, 2000 and who is not a Member of the Sithe Stable Account Plan cash balance feature.

B2.11	“Employee” means an employee of the Company or an Affiliated Company as determined by the Company.

B2.12
“Final Average Pay” means the annual average of a Member’s Base Pay for those 36 consecutive months of employment as an Employee (or, if the Member has been an Employee for less than 36 consecutive months, such lesser period of employment) within his last ten consecutive calendar years of employment as an Employee which produces the highest average; provided, however, that Final Average Pay shall not include any Base Pay for periods subsequent to the pay period containing September 30, 2005. For purposes of the preceding sentence, the term “last ten consecutive calendar years of employment as an Employee” means the ten consecutive calendar years of employment as an Employee ending with the calendar year in which an Employee dies, retires or otherwise ceases to be an Employee or to accrue benefits under the Plan, whichever calendar year is earliest. In the event a Member ceases to be an Employee and thereafter again becomes an Employee and a Member (unless in the interim he shall have suffered a substantial period of severance as defined in Section B3.6), the periods before and after his severance from service as an Employee shall be considered consecutive for purposes of determining his Final Average Pay.

In determining Final Average Pay, a Member’s Base Pay for periods while a member of the BECO Retirement Plan shall be taken into account, and solely for purposes of this Section, such Member shall be considered an “Employee” for such periods.

B2.13
“Lump-sum Equivalent” means, in the case of a lump sum benefit which is to be paid to a Participant, the actuarial present value of a Member’s Retirement Benefit, determined as of the Annuity Starting Date, applying the “Applicable Mortality Table” and “Applicable Interest Rate” as defined under Code section 417(e)(3)(A) (as amended by Public Law 103-465, section 767(a)(2)) and the regulations and applicable rulings prescribed thereunder in effect for the November preceding the Plan Year in which the Member’s Annuity Starting Date occurs. However, for Annuity Starting Dates that occur in the 12-month period ending on December 31, 2001, the Applicable Interest Rate used to determine the Lump Sum Equivalent shall be the rate in effect under Plan B on December 31, 2000 or the Applicable Interest Rate under the Plan for the Plan Year beginning January 1, 2001, whichever produces the greater lump sum.

B2.14	“Member” means any Eligible Employee who is currently participating in the Plan in accordance with Article B4 or any former Eligible Employee who continues to be entitled to a benefit under the Plan.
B2.15	“Plan” means for purposes of this Appendix B, the Sithe Union Employees Pension Plan, which prior to January 1, 2001 was known as the Sithe Energies, Inc. Group Pension Plan.
B2.16
“Plan Year” means for this Plan B the period from May 16, 1999 through May 15, 2000; the short period beginning May 16, 2000 and ending December 31, 2000; and each calendar year thereafter beginning with 2001.

B2.17	“Retirement Date” means a Member’s Normal, Early, Late, or Disability Retirement Date determined in accordance with Article B6.
B2.18	“Surviving Spouse” means the individual who was legally married to a Member during the entire twelve-month period preceding the Member’s death.

ARTICLE B3
SERVICE DEFINITIONS
B3.1
“Employment Commencement Date” means the date on which the Employee first performs an Hour of Service or, in the case of an Employee who incurs a Break in Service, the date on which he first performs an Hour of Service after such Break.

B3.2
“Break in Service” means, in the case of any Employee, a Plan Year in which the Employee has 500 or fewer Hours of Service, but not including any such Plan Year before the one in which he ceases to be an Employee. Solely for purposes of determining whether a Break in Service has occurred, there shall be credited to the Employee as Hours of Service each hour not otherwise creditable under Section 1.21 during a period of absence from the Company by reason of the Employee’s pregnancy; by reason of the birth of the Employee’s child; by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or for purposes of caring for such child for a period beginning immediately following such birth or placement; provided, that:

(a)
Any Hour of Service credited hereunder with respect to an absence shall be credited (i) only in the Plan Year in which the absence begins, if the Employee would be prevented from incurring a Break in Service in such Year solely because of Hours of Service credited hereunder for such absence, or (ii) in any other case, in the immediately following Plan Year;

(b)
No Hours of Service shall be credited hereunder unless the Employee furnishes the Plan Administrator with such information as the Plan Administrator may reasonably require (in such form and at such time as the Plan Administrator may reasonably require) establishing (i) that the absence from work is an absence described hereunder and (ii) the number of days for which the absence lasted;

(c)	In no event shall more than 501 Hours of Service be credited to an Employee hereunder for any one absence by reason of pregnancy or the placement of any one child.
B3.3
“Substantial Break” means, in the case of any Employee or Member who does not have a nonforfeitable right to any portion of his Accrued Benefit, a number of consecutive Breaks in Service which equals or exceeds five.

B3.4	“Year of Eligibility Service” means,
(a)	the twelve consecutive month period starting on an Employee’s Employment Commencement Date, provided he completes at least 1,000 Hours of Service during such period, or
(b)
if the Employee does not complete at least 1,000 Hours of Service in the twelve consecutive month period starting on an Employee’s Employment Commencement Date, any Plan Year following such date during which he completes at least 1,000 Hours of Service.

(c)
For purposes of this Section, Hours of Service and the Employment Commencement Date of any Employee who was both an active employee of Boston Edison Company and a member of the BECO Retirement Plan immediately prior to the Effective Date shall reflect the individual’s employment with Boston Edison Company.

B3.5	“Year of Vesting Service” means a Plan Year during which an Employee has at least 1,000 Hours of Service, subject to the following special rules:
(a)
Each Member whose Year of Eligibility Service overlaps two Plan Years in neither of which the Member has 1,000 Hours of Service shall, except as otherwise provided in (b) and (c), be credited with one Year of Vesting Service upon becoming a Member.

(b)
If a Member has 1,000 Hours of Service in the period May 16, 2000 to May 15, 2001 and also in the period January 1, 2001 to December 31, 2001, he shall be credited with two years of service for such periods.

(c)	Except as otherwise provided in Section B3.8, in the case of a Member who incurs a Substantial Break, Years of Vesting Service prior to such Break will be disregarded.
(d)
A Member who becomes disabled and retires in accordance with Section B6.3, and is thereafter reemployed by the Company as an Employee prior to his Normal Retirement Date, shall also be credited with a Year of Vesting Service for each Plan Year during his period of disability retirement in which he has less than 1,000 Hours of Service, such Years to be in addition to any Years of Vesting Service credited to the Member under the other provisions of this Section.

(e)
In the event a Member has a Break in Service and thereafter again becomes an Employee and a Member without having incurred a Substantial Break, his Years of Vesting Service prior to his Break in Service shall be restored to him.

(f)
For purposes of this Section, Hours of Service and the Employment Commencement Date of any Employee who was both an active employee of Boston Edison Company and a member of the BECO Retirement Plan immediately prior to the Effective Date shall reflect the individual’s employment with Boston Edison Company.

B3.6
“Years of Benefit Service” means the period of time (in years and fractions of years) commencing with the date on which an Eligible Employee first performs an Hour of Service for the Company (or the date on which a reemployed Employee first performs an Hour of Service for the Company following reemployment) and ending on the earlier of the date he ceases to be an Eligible Employee or September 30, 2005. All periods of service shall be cumulative; provided, however, that, except as otherwise provided in Section B3.8, periods prior to a substantial period of severance shall be disregarded. For purposes of the foregoing, a “substantial period of severance” means, in the case of an individual who ceases to be an Employee and at such time does not have a nonforfeitable interest in any portion of his Retirement Benefit, a period of at least five years (six years, if the individual ceases to be an Employee for one of the reasons specified in the first paragraph of Section B3.2 above) during which the individual is credited with no service as an Employee.

For any Member who was both an active employee of Boston Edison Company and a member of the BECO Retirement Plan immediately prior to the Effective Date, Years of Benefit Service shall also include the years of benefit service (including fractions thereof) such member had credited under the BECO Retirement Plan as of May 15, 1998.

B3.7	“Fully Vested” means, in the case of any Member, that the Member has completed at least five Years of Vesting Service.
B3.8
“Service Bridging” means the following. In accordance with agreements entered into from time to time between the Company and Local 369, UWUA, AFL-CIO, Years of Vesting Service prior to a Substantial Break or Years of Benefit Service prior to a “substantial period of severance” (as defined in Section B3.6) shall be counted for purposes of the Plan in the case of those Members who have been selected by the Plan Administrator pursuant to such agreements.

ARTICLE B4
ELIGIBILITY FOR MEMBERSHIP
B4.1
Eligibility. Effective January 1, 2001, this Appendix B shall have no new Members. The Members of this Appendix B shall be those Union Members who were covered by the Sithe Energies Group Pension Plan on December 31, 2000 and who are not covered on and after such date by the provisions of the cash balance feature described in the body of this document.

B4.2
Membership Following a Break in Service. In the event a Member’s employment terminates and thereafter the Member again becomes an Employee, he shall become an active Member immediately upon again becoming an Employee; except that if he incurs a Substantial Break, he shall be considered for all purposes of the Plan as a new Employee.

ARTICLE B5
CONTRIBUTIONS TO THE FUND
B5.1
Continuation of Member Contributions. Each Member who was contributing to the BECO Retirement Plan on May 15, 1998 may continue to contribute under this Plan on and after the Effective Date in each calendar year while he is a Member in an amount equal to 3.75% of his Base Pay in excess of $6,600 for such calendar year; provided, however, that no such contribution shall be made after the earliest of: (a) December 31, 2000, (b) the date the Member ceases to be an Employee, (c) the date the Member ceases to accrue benefits under this Appendix B, (d) the date as of which he elects to discontinue his contributions, or (e) the date he elects to withdraw his Accumulated Member Contributions. A contributing Member may discontinue his contributions to the Plan upon written notification to the Plan Administrator.

The contributions of a Member shall be made by deductions from his pay on written authorization and in a manner determined by the Plan Administrator in its sole discretion, and the amounts of contributions so deducted shall be paid to the Fund by the Company as of the earliest date on which the contributions can reasonably be segregated from the Company’s general assets, but in no event later than the 15th business day of the month following the month in which amounts would otherwise have been payable to the Member in cash.

B5.2	Withdrawal of Accumulated Member Contributions.
(a)
A contributing Member may, as of the first day of any month, but not after the date his Retirement Benefit payments commence, upon written request filed with the Plan Administrator, elect to withdraw his eligible Accumulated Member Contributions from the Fund. For purposes of the preceding sentence, “eligible Accumulated Member Contributions” means the Member’s total Accumulated Member Contributions as provided under Section B2.1. In the event of a withdrawal as described in the first sentence of this paragraph, the formula Contributory Retirement Benefit specified in Section B7.1(b)(i) shall be reduced (but not below zero) as specified in that Section by the Retirement Benefit derived from the Member’s contributions. The Retirement Benefit derived from the Member’s contributions shall be an annual benefit, payable for the life of the Member only and commencing at Normal Retirement Age, equivalent to the Member’s eligible Accumulated Member Contributions, such equivalency to be determined in accordance with the provisions of section 411(c) of the Code.

(b)
Upon receipt of a request for a withdrawal the Plan Administrator shall provide the Member with a written notification in nontechnical terms describing the effects of such withdrawal and the rights of the Member and, if applicable, the Member’s spouse with respect thereto. Such notification shall be comparable to the notification specified in Section 4.3, except that the Plan Administrator shall make such modifications as it may deem advisable, consistent with applicable law and regulations. No election to withdraw shall be effective unless made within the 90-day period immediately preceding the date of withdrawal. If the Member is married, his election to withdraw shall not be effective unless his spouse also consents in writing thereto and acknowledges the effect of such election (or it is determined that spousal consent and acknowledgment cannot be obtained) in accordance with the rules set forth in Section 4.3. The provisions of this paragraph (b) shall not apply where the Lump-sum Equivalent of the Member’s vested Accrued Benefit, determined as of the date of the withdrawal (or, if required under the Code or regulations thereunder, the date of any prior withdrawal), is $5,000 or less (or such greater amount as permitted under Code Section 411(a)(11)).

B5.3
Forfeitures and Other Gains. Gains arising from any forfeiture of the interest in the Fund of any Member, because of death, severance of employment or any other reason, shall be applied to reduce the amount of Company contributions and not to increase the benefits otherwise payable under the Plan.

ARTICLE B6
RETIREMENT DATES
B6.1
Normal Retirement Date. The Normal Retirement Date of a Member shall be the first day of the month next following his 65th birthday. Upon attaining age 65 while still employed by the Company, a Member shall have a fully vested and nonforfeitable interest in his Accrued Benefit and shall be entitled to retire and receive such benefit commencing on his Normal Retirement Date.

B6.2
Early Retirement Date. A Member may elect to retire or may be retired by the Company, except solely on the basis of age, on the first day of any month prior to his Normal Retirement Date if he meets one of the following requirements:

(a)	He has completed 20 Years of Benefit Service, has attained his 45th birthday, and resigns for cause or is discharged for reasons not the fault of the employee.
(b)	He has both completed 10 Years of Benefit Service and attained his 62nd birthday.
(c)	He has completed 20 Years of Benefit Service and attained his 55th birthday.
(d)	The sum of his age on his last birthday and whole Years of Benefit Service is 85 or more.

For purposes of subsection (a) of this Section, “fault of the employee” means only gross or habitual insubordination, continuous absence from duty without leave when not caused by illness or other similar disability, failure or neglect to perform his duties with normal efficiency, or other serious misconduct which makes unwise any other action than discharge; and “resigns for cause” means the resignation of an Employee after changes (gradual or otherwise) have been made in the nature of his duties or in the conditions under which he works which adversely and materially affect his status, or after a material reduction (gradual or otherwise) in his compensation which is not of general application within the Company, or after he has been laid off without his consent for a continuous period of more than six months.
B6.3
Disability Retirement Date. A Member who has completed 15 Years of Benefit Service, is disabled from employment with the Company and is receiving disability payments under the Social Security Act may elect to retire or may be retired by the Company. The Disability Retirement Date of a Member who is retired by the Company shall be the date determined by the Company. The Disability Retirement Date of a Member who elects to retire shall be the date elected by the Member but not earlier than the first day of the first month on which he meets the requirements set forth above in this section.

A Member who is determined to be totally and permanently disabled and who has completed 15 Years of Benefit Service shall also be eligible to elect a disability retirement under this Section or may be retired under this Section by the Company, whether or not he is receiving disability payments under the Social Security Act. For purposes of the foregoing, the determination of a Member’s total and permanent disability may be made by a doctor of either the Member’s or the Company’s choosing. The doctor’s determination shall be embodied in a written report made available to both the Member and the Company. The report of a doctor selected by the Member shall be prepared at the Member’s expense, and the report of a doctor selected by the Company shall be made at the Company’s expense. If doctors selected by the Member and the Company fail to agree, the Member and the Company shall by agreement select a third doctor who shall be a specialist specified by his respective Board. The three doctors shall meet as a committee and consider the case and the decision of a majority of such doctors so acting shall be final and binding on the parties. Each party shall compensate the doctor chosen by such party for the time spent and expenses incurred in the case, and the parties shall share equally in paying the compensation and expenses of the third doctor.

B6.4
Late Retirement Date. A Member may continue as an Employee after his Normal Retirement Date, subject to such restrictions and limitations, consistent with applicable law, as the Company may prescribe. The Member shall not be eligible for Retirement Benefits prior to his Late Retirement Date except as required under section 401(a)(9) of the Code or as provided in Section B17.8. A Member’s Late Retirement Date shall be the first day of the month coinciding with or next following the date after his Normal Retirement Date on which he shall actually retire or be retired.

ARTICLE B7
NORMAL FORM AND AMOUNT OF RETIREMENT BENEFITS
B7.1
Formula Retirement Benefit. The formula Retirement Benefit shall be a monthly Retirement Benefit payable as a single life annuity commencing on the later of the Member’s Normal or Late Retirement Date and ceasing with the last payment due before his death. The amount of the monthly formula Retirement Benefit payable to a Member shall equal the Member’s Noncontributory Retirement Benefit determined under (a) below plus the Member’s Contributory Retirement Benefit, if any, as determined under (b) below, but not less than the Member’s Minimum Retirement Benefit, as determined under (c) below.

(a)	Noncontributory Retirement Benefit shall be equal to (i), (ii), or (iii) as applicable:
(i)
Except for those Members described in (ii) or (iii) below, a Member’s Noncontributory Retirement Benefit shall be equal to 1/12 of: 1.40% of the Member’s Final Average Pay multiplied by the Member’s Years of Benefit Service not in excess of 15 years, plus 1.86% of the Member’s Final Average Pay multiplied by the Member’s Years of Benefit Service in excess of 15 years but not in excess of 30 years, plus 0.65% of the Member’s Final Average Pay multiplied by the Member’s Years of Benefit Service in excess of 30 years.

(ii)
Former BECO Retirement Plan Members. Except for Members described in (iii) below, the Noncontributory Retirement Benefit for a Member who was a member of the BECO Retirement Plan immediately prior to the Effective Date and who became a Member hereunder as of the Effective Date shall be equal to 1/12 of (A) minus (B) below where:

(A)	equals the benefit determined under (i) above, which shall reflect years of benefit service credited under the BECO Retirement Plan as of May 15, 1998, as provided in Section B3.7, and
(B)	equals the Member’s BECO Retirement Plan Benefit (as defined below).

For purposes of this subsection a Member’s “BECO Retirement Plan Benefit” shall equal the Member’s accrued benefit under the BECO Retirement Plan as of May 15, 1998 determined using the formula provided in (i) above based on the Member’s years of benefit service under the BECO Retirement Plan as of such date but based on the Member’s Final Average Pay as of the earliest of September 30, 2005 or his retirement, death, or other termination of employment with the Company.
(iii)
Former Local 387 BECO Retirement Plan Members. The Noncontributory Retirement Benefit for a Member who was a member of the BECO Retirement Plan immediately prior to the Effective Date; who became a Member hereunder as of the Effective Date; and who also was a member of Local 387, UWUA, AFL-CIO immediately prior to its merger with Local 369, UWUA, AFL-CIO effective April 9, 1998 shall equal the benefit determined under (i) above but based on Years of Benefit Service credited to such Member subsequent to May 15, 1998 and up to September 30, 2005. However, solely for purposes of determining the accrual percentage to apply under such formula (1.40%, 1.86%, or 0.65%), years of benefit service credited to the Member under the BECO Retirement Plan shall be considered.

(iv)	In no event shall this Plan be liable for any benefits accrued by Members under the BECO Retirement Plan.
(b)	Contributory Retirement Benefit. A Member’s Contributory Retirement Benefit, if any, shall equal the greater of (i) and (ii), where
(i)
equals one-third of the sum of all contributions made by the Member under the Plan, reduced (but not below zero) by the “Retirement Benefit derived from the Member’s contributions” previously withdrawn as that term is used in Section B5.2(a); and

(ii)
the benefit derived from the Member’s remaining Accumulated Member Contributions, if any, under the Plan as of the Member’s Annuity Starting Date, determined in accordance with the provisions of section 411(c) of the Code.

(c)
Minimum Retirement Benefit. Notwithstanding the foregoing, a Member’s formula Retirement Benefit shall not be less than the amount of Retirement Benefit the Member could have received under Sections B7.6 if he had retired hereunder on any possible Early Retirement Date. Furthermore, for any Member who was not an active member of the BECO Retirement plan on the day before the Effective Date, such Member’s formula Retirement Benefit shall not be less than $100 per month payable as a single life annuity commencing on the later of the Member’s Normal or Late Retirement Date.

B7.2
Normal Form of Retirement Benefit for Single Members. The normal form of Retirement Benefit for a Member who is not married on his Annuity Starting Date shall be the formula Retirement Benefit, payable as a single life annuity.

B7.3
Normal Form of Retirement Benefit for Married Members. The normal form of Retirement Benefit for a Member who is married on his Annuity Starting Date shall be a joint and survivor form of Retirement Benefit and shall be the Actuarial Equivalent of the formula Retirement Benefit. Under this normal form of Retirement Benefit, the Member shall receive a reduced amount of monthly Retirement Benefit payable during his lifetime, and, commencing on the first day of the month next following his death, 50% of such reduced Retirement Benefit shall be payable for life to the person who was the Member’s spouse on the Member’s Annuity Starting Date. The death of the Member’s spouse after the Member’s Annuity Starting Date and while the Member is still living shall not affect the reduced amount of Retirement Benefit payments payable thereafter to the Member under this form of Retirement Benefit.

B7.4
Normal or Late Retirement Benefit. Each Member who retires on or after his Normal Retirement Date shall be entitled to receive, commencing on his Retirement Date, a monthly amount of formula Retirement Benefit payable under the normal form applicable to the Member in accordance with Sections B7.2 or B7.3.

B7.5
Deferred Early Retirement Benefit. Each Member who retires in accordance with Section B6.2 before his Normal Retirement Date shall be entitled to receive, commencing on his Normal Retirement Date, the monthly amount of formula Retirement Benefit described in Section B7.1, payable under the normal form applicable to the Member in accordance with Section B7.2 or B7.3 and determined as of his Early Retirement Date.

B7.6	Reduced Early Retirement Benefit.
(a)
In lieu of the Retirement Benefit specified in Section B7.5, a Member may elect to receive a reduced monthly amount of Retirement Benefit, commencing on the first day of any month on or after his Early Retirement Date and before his Normal Retirement Date, and on or after the date his election is filed with the Committee, and payable thereafter during his lifetime.

(b)
The Retirement Benefit of an Appendix B Member who retires before October 1, 2005 and prior to his Normal Retirement Date shall be equal to the Retirement Benefit otherwise payable under Section B7.5, multiplied by the appropriate early retirement factor, determined as of the commencement date of his Retirement Benefit, from the table set forth below, interpolated for full months prior to Normal Retirement Date. A Member to whom this Section applies may also be eligible for the Temporary Supplemental Benefit for Certain Early Retirees as described in Section B7.7 below.

Full Years	Early
Prior to Normal	Retirement
Retirement Date	Factor

1	1.000
2	1.000
3	1.000
4	1.000
5	1.000
6.925
7.850
8.775
9.700
10.625
11.457
12.430
13.404
14.382
15.360
16.340
17.321
18.304
19.288
20.272
Notwithstanding the foregoing, in the case of any Member who has forty (40) or more Years of Vesting Service, or who has both attained age 57 and completed 35 Years of Vesting Service, the early retirement factor to be applied in determining the Member’s Retirement Benefit shall be 1,000 if such Member retires on or before September 30, 2005.
(c)
Notwithstanding the foregoing, the Retirement Benefit for an Appendix B Member who retires after September 30, 2005 shall be payable pursuant to (b) above with respect to benefit accruals prior to January 1, 2001. However, for benefit accruals after December 31, 2000, such benefit shall be multiplied by the appropriate early retirement factor, determined as of the commencement of the Retirement Benefit, from the table set forth below, interpolated for full months prior to Normal Retirement Date.

Full Years	Early
Prior to Normal	Retirement
Retirement Date	Factor

1.922
2.851
3.786
4.727
5.674
6.624
7.579
8.537
9.499
10.463
11.457
12.430
13.404
14.382
15.360
16.340
17.321
18.304
19.288
20.272

B7.7
Temporary Supplemental Benefit for Certain Early Retirees. A Member who retires early under Section B7.6 and who retires at age 57, 58, 59, 60 or 61 with at least 35 Years of Benefit Service shall, in addition to the formula Retirement Benefit, receive a monthly supplement, payable from the Member’s Early Retirement Date until the earlier of (a) the Member’s death or (b) the month in which the Member attains age 62, equal to $10.00 times the Member’s Years of Benefit Service, if such Member retires on or before September 30, 2005. This benefit will be reduced by any concurrent temporary supplement payable to the Member from the BECO Retirement Plan in respect of service rendered before May 15, 1998.

B7.8
Disability Retirement Benefit. If an Appendix B Member is disabled and retires in accordance with Section B6.3 before his Normal Retirement Date, he shall be entitled to receive, commencing on his Normal Retirement Date or, if the Member so elects, on the first day of any earlier month on or after his Disability Retirement Date, a monthly amount of formula Retirement Benefit payable under the normal form applicable to the Member in accordance with Section B7.2 or B7.3 and determined as of his Disability Retirement Date.

If a disabled Appendix B Member who retired in accordance with Section B6.3 and who begins receiving a benefit is reemployed by the Company as an Employee, payment of his Retirement Benefit shall be suspended during his subsequent period of reemployment (but only to the extent permitted under section 203 of ERISA and the regulations thereunder); he shall immediately become an active Member of the Plan; and his Years of Vesting Service and Years of Benefit Service at the time of his disability retirement shall be restored to him, and the Plan Years before and after his disability retirement shall be considered consecutive in determining his Final Average Pay.

If a disabled Appendix B Member who retired in accordance with Section B6.3 and who begins receiving a benefit recovers sufficiently from the disability such that he is no longer receiving disability benefits under the Social Security Act and he is not reemployed by the Company, his Retirement Benefit payments shall be reduced thereafter to the amount of Retirement Benefit payments computed under Section B11.2 as of the date of his disability retirement.

B7.9
Retirement Benefit After Reemployment Following a Break in Service. This Section shall apply in the event an Appendix B Member has a Break in Service and thereafter again becomes an Employee and an Appendix B Member and does not incur a Substantial Break. On or after the date he again becomes an Employee, any such Member who is receiving Retirement Benefit payments may elect to discontinue receiving such payments (but only to the extent permitted under section 203 of ERISA, the regulations thereunder, and the Code. Whether or not such Member elects to discontinue receiving Retirement Benefit payments, his Accrued Benefit after his reemployment shall be reduced by the Actuarial Equivalent of the total Retirement Benefit payments received by the Member prior to the date as of which his Accrued Benefit is determined; provided, however, that such Accrued Benefit shall not, when computed in the same form as the Member was receiving when reemployed, be less than the Retirement Benefit payments the member was receiving when reemployed.

ARTICLE B8
OPTIONAL FORMS OF RETIREMENT BENEFIT
B8.1
Options and Elections. Subject to the conditions enumerated in Section 4.3, a Member may elect to receive one of the following optional forms of Retirement Benefit in lieu of the form of Retirement Benefit otherwise payable under Article B7 or B11:

(a)
A contingent annuitant form of Retirement Benefit under which the Member shall receive a reduced monthly amount of Retirement Benefit payable during his lifetime; and, if the Member dies after his Annuity Starting Date and the person designated by him as Contingent Annuitant survives him, such Contingent Annuitant shall receive for life, commencing on the first day of the month next following the month in which the death of the Member occurs, either the same reduced monthly amount or such fraction thereof as is approved by the Plan Administrator and is specified by the Member in his election. Upon the death of both the Member and his Contingent Annuitant after the effective date of the option, there shall be paid to the Member’s Beneficiary an amount equal to the excess, if any, of the Accumulated Member Contributions of the Member over the sum of the Retirement Benefit payments made to the Member and his Contingent Annuitant which are attributable to the contributory Retirement Benefit specified in Section B7.1(b).

(b)
A spousal joint and survivor form of Retirement Benefit under which the Member shall receive a reduced amount of Retirement Benefit payable during his lifetime, and, commencing on the first day of the month next following his death, 50% of such reduced Retirement Benefit shall be payable for life to the person who was his spouse on the date that the Retirement Benefit payments commenced; provided, that if such spouse dies after the Annuity Starting Date and while the Member is still living, the Retirement Benefit thereafter payable to the Member, commencing on the first day or the month next following his spouse’s death, shall be increased to equal the Retirement Income that would have been payable to the Member had he effectively elected option (f) below.

(c)
A ten year certain and lifetime form of Retirement Benefit under which the Member shall receive a reduced monthly amount of Retirement Benefit payable during his lifetime; and, if the Member dies after the effective date of the option and the person designated by him as Beneficiary survives him, such Beneficiary shall receive for life, commencing on the first day of the month next following the month in which the death of the Member occurs, the same reduced amount of Retirement Benefit until the Member and his Beneficiary together have received 120 payments; provided, however, if the Member has designated as his Beneficiary his estate, a corporation, association, partnership or trustee, the commuted value of the payments due such Beneficiary may be paid in one sum to such Beneficiary if the Plan Administrator shall so direct. The form of benefit described in this subsection shall not be available unless the life expectancies of the Member and his designated Beneficiary, as of the date benefits commence, equal or exceed ten years.

(d)
A fifteen-year certain and lifetime form of Retirement Benefit under which the Member shall receive a reduced monthly amount of Retirement Benefit payable during his lifetime; and, if the Member dies after the effective date of the option and the person designated by him as Beneficiary survives him, such Beneficiary shall receive for life, commencing on the first day of the month next following the month in which the death of the Member occurs, the same reduced amount of Retirement Benefit until the Member and his Beneficiary together have received 180 payments; provided, however, if the Member has designated as his Beneficiary his estate, a corporation, association, partnership or trustee, the commuted value of the payments due such Beneficiary may be paid in one sum to such Beneficiary if the Plan Administrator shall so direct. The form of benefit described in this subsection shall not be available unless the life expectancies of the Member and his designated Beneficiary, as of the date benefits commence, equal or exceed fifteen years.

(e)
A lump sum form under which the Member shall receive a single payment equal to the Lump-sum Equivalent of 100%, 75%, 50% or 25%, as elected by the Member, of the formula Retirement Benefit otherwise payable to the Member, determined as of the Member’s Annuity Starting Date. If a Member elects to receive less than 100% of his formula Retirement Benefit in a lump sum form, the balance of his formula Retirement Benefit shall be paid in such other optional form elected by the Member under this Section. For purposes of this subsection the following rules shall apply:

(i)
A Member who wishes to select the option described in this subsection must so notify the Company in writing, in such form as the Plan Administrator shall prescribe, at least three (3) months (but not more than six (6) months) prior to the Member’s Annuity Starting Date. The Notification required by this paragraph shall be in addition to, and not in lieu of, the requirement that the Member formally waive the normal form of benefit described in Section B7.2 or Section B7.3 (whichever is applicable), in accordance with the provisions of Section 4.3, during the 30- to 90-day period immediately preceding the Annuity Starting Date. Nothing in this paragraph shall be deemed to limit the right of a Member who has given notice of his intent to receive the lump sum form of benefit, to revoke such notice at any time prior to his Annuity Starting Date and elect to receive his benefit in the normal form described in Section B7.2 or Section B7.3, whichever is applicable, or in another alternative form of payment available under the Plan, subject to the rules and conditions applicable to elections of such alternative form, including the prior-notice provisions of this paragraph in the case of any Member who again determines to receive payment of all or a portion of his Retirement Benefit in lump-sum form.

(ii)
In the case of a Member (A) whose Annuity Starting Date (determined under the provisions of Articles B6, B7, or B11) would, but for the operation of this subsection, fall on or after the date which precedes by six months the Member’s Normal Retirement Date, but (B) who elects the lump-sum option described in this subsection, the Annuity Starting Date of such Member shall be the later of the date determined under Articles B6, B7, or B11 (without regard to this subsection) or the first day of the first month which follows by at least six months the date on which the Member gives written notice to the Company, in accordance with paragraph (i) above, of his desire to take all or a portion of his Retirement Benefit in lump-sum form. If a Member’s Annuity Starting Date would, by reason of the application of this subsection, fall more than one month after the date of his actual retirement or age 65, whichever is later (the “predeferral date”), the Member’s Retirement Benefit shall be the Actuarial Equivalent of the Member’s Retirement Benefit determined as of his predeferral date. The actuarial adjustment required by this paragraph shall be made before the Lump-sum Equivalent of the Member’s Retirement Benefit is determined.

(f)	A life annuity form of Retirement Benefit under which the Member shall receive the monthly amount of formula Retirement Benefit payable during his lifetime with all payments ceasing at his death.
(g)
A social security equalizer form of Retirement Benefit under which the Member shall receive a larger monthly amount of Retirement Benefit before the Member attains age 62, and a reduced monthly amount of Retirement Benefit on and after the Member attains age 62, such that the monthly amount of Retirement Benefit payable before the Member attains age 62 is equal to the sum of the monthly amount of Retirement Benefit payable on and after the Member attains age 62 plus the monthly Social Security Benefits to which the Member would be entitled upon his attainment of age 62 if Social Security Benefits commenced to the Member at that time, all as determined by the Plan Administrator; provided that this option shall be available only if the Member has not attained age 62 as of the effective date of the option and the Member satisfies such other conditions or requirements consistent with applicable law as the Plan Administrator may in its discretion prescribe.

B8.2
Amount of Retirement Benefit. The amount of Retirement Benefit payable under the optional forms described in Section B8.1 shall be the Actuarial Equivalent (or, in the case of Section B8.1(e), the Lump-sum Equivalent) of the amount of Retirement Benefit otherwise payable under the normal form.

ARTICLE B9
DEATH PRIOR TO ANNUITY STARTING DATE
B9.1
Preretirement Surviving Spouse Benefit. In the case of an Appendix B Member who is Fully Vested and who dies prior to his Annuity Starting Date, there shall be paid to his Surviving Spouse, if any, a monthly Retirement Benefit, commencing on the date hereinafter specified (if the Surviving Spouse is then alive) and ceasing after the first day of the month in which the Surviving Spouse dies, computed as follows:

(a)
If the Member dies while an Employee and after attaining his 55th birthday or completing 10 Years of Benefit Service and before his Normal Retirement Date, the monthly Retirement Benefit payable to his Surviving Spouse shall equal 50% of the monthly formula Retirement Benefit specified in Section B7.1.

(b)
In every case to which this Section applies but which is not described under (a) above, the monthly Retirement Benefit payable to the deceased Member’s Surviving Spouse shall be the Actuarial Equivalent of an amount equal to the monthly amount such Surviving Spouse would have been entitled to receive had the Member:

(i)	terminated employment on the date of his death (or, if earlier, on the actual date of his termination of employment).
(ii)	effectively elected to have his reduced Retirement Benefit commence on the date of his death to be paid (in the normal form described in Section B7.3) under the provisions of either:
(A)	Section B7.6 (if the Member had satisfied the requirements for early retirement under Section 6.2), or
(B)	Section B11.2 (in every other case), and

(iii)	died immediately following such benefit commencement.
Notwithstanding the foregoing, and except as provided under paragraph (a) above, if a Member dies prior to his Normal Retirement Date and payment of the benefit to his Surviving Spouse hereunder is deferred until the Member would have attained his Normal Retirement Date, such Spouse’s monthly benefit shall not exceed the monthly amount to which such Spouse would have been entitled if the Member had terminated employment as aforesaid, taken a reduced Retirement Benefit (in the normal form described in Section B7.3) commencing at Normal Retirement Date, and died immediately following such benefit commencement.
A Surviving Spouse may direct that benefits be paid commencing on the first day of any month following the date of the Member’s death, but not later than the date the deceased Member would have attained his Normal Retirement Date (with retroactive adjustment, if notice of death is not given the Surviving Spouse in time to render practicable the commencement of payments until a subsequent month). Any such direction by a Surviving Spouse shall be made in such form and manner as the Plan Administrator shall approve or prescribe.
Any Surviving Spouse who is entitled to a Retirement Benefit in accordance with this Section B9.1 may elect to receive payment in a lump sum of the Member’s eligible Accumulated Member Contributions (as that term is defined in Section B5.2), in which event the Surviving Spouse’s monthly contributory Retirement Benefit, to the extent determined by reference to Section B7.1(b), shall be reduced by 50% of the Retirement Benefit derived from the Member’s contributions determined in accordance with the provisions of Section B5.2.
The Surviving Spouse of a Member who is entitled to a formula Retirement Benefit in accordance with this Section 9.1 may elect to receive the Lump-sum Equivalent of 100%, 75%, 50% or 25% of such formula Retirement Benefit (determined as of the date of payment) in lieu of the formula Retirement Benefit otherwise payable. If the Surviving Spouse elects to receive the Lump Sum Equivalent of less than 100% of the formula Retirement Benefit, the balance of the formula Retirement Benefit will be paid in accordance with the other provisions of this Section B9.1.
B9.2
Return of Accumulated Member Contributions. If a Member dies prior to his Annuity Starting Date and does not have a Surviving Spouse or his Surviving Spouse is not entitled to a Retirement Benefit under the provisions of Section B9.1, the Member’s Accumulated Member Contributions shall be paid to the Member’s Beneficiary.

If a Member dies prior to his Annuity Starting Date, and if the Member has a Surviving Spouse who is entitled to a Retirement Benefit under the provisions of Section B9.1 and who did not elect to receive a lump sum payment of the Member’s eligible Accumulated Member Contributions in accordance with Section B9.1, there shall be paid to the Member’s Beneficiary, after the death of the Surviving Spouse, an amount equal to the excess, if any, of the Member’s Accumulated Member Contributions over the sum of any monthly contributory Retirement Benefit payments made to the Member’s Surviving Spouse under Section B9.1 pursuant to Section B7.1(b).
B9.3
Termination of Membership. Except as otherwise provided in this Article B9, death of a Member prior to his Annuity Starting Date shall terminate his membership in the Plan and his interest in the Fund shall be forfeited.

ARTICLE B10
DEATH ON OR AFTER ANNUITY STARTING DATE
B10.1
No Optional Form of Retirement Benefit in Effect. If an Appendix B Member dies on or after his Annuity Starting Date and if no optional form of Retirement Benefit under Article B8 is in effect, there shall be paid to the Member’s Beneficiary, after the death of his spouse in the case of a married Member who had not effectively revoked the normal joint and survivor form of Retirement Benefit, an amount equal to the excess, if any, of his Accumulated Member Contributions over the sum of the contributory Retirement Benefit payments specified in Section B7.1(b) (or reduced as provided in Section B7.3, B7.6, or B11.2) received by him and his spouse.

B10.2
Optional or Normal Form of Retirement Benefit For Married Member in Effect. If an Appendix B Member dies on or after his Annuity Starting Date and if an optional form of Retirement Benefit under Article B8 is in effect or, in the case of a married Member, if the normal joint and survivor form of Retirement Benefit is in effect, there shall be paid to his Beneficiary, Contingent Annuitant or Surviving Spouse, as the case may be, the benefits, if any, payable upon his death in accordance with the appropriate provisions of Article B8 or Section B7.3.

B10.3
Termination of Membership. Except as otherwise provided in this Article B10, death of an Appendix B Member on or after his Annuity Starting Date shall terminate his membership in the Plan, and his interest in the Fund shall be forfeited.

ARTICLE B11
VESTING
B11.1
Deferred Vested Retirement Benefit. An Appendix B Member who ceases to be an Employee other than by death prior to retirement, who is not eligible for early or disability retirement under the provisions of Section B6.2 or B6.3 and who is Fully Vested as provided in Section 3.9 shall continue as a Member in the Plan and shall be entitled to a deferred vested Retirement Benefit commencing on his Normal Retirement Date and payable thereafter during his lifetime, equal to the Member’s Accrued Benefit described in Section B7.1, payable under the normal form applicable to the Member in accordance with Section B7.2 or B7.3, and determined as of the date he ceases to be an Eligible Employee.

B11.2
Reduced Earlier Vested Retirement Benefit. In lieu of the deferred vested Retirement Benefit specified in Section B11.1, an Appendix B Member may elect to receive a reduced monthly amount of Retirement Benefit, commencing on the first day of any month on or after the date he ceases to be an Employee and on or after the date his election is filed with the Plan Administrator, but before his Normal Retirement Date. A Retirement Benefit payable hereunder prior to a Member’s Normal Retirement Date shall be equal to the Retirement Benefit otherwise determined and payable under Section B11.1, multiplied by the appropriate factor, determined as of the commencement date of his Retirement Benefit from the table set forth in Section B7.6, or if the Member elects to receive his Retirement Benefit earlier than 20 years prior to his Normal Retirement Date, from the following table, interpolated for full months prior to Normal Retirement Date:

Full Years	Early
Prior to Normal	Retirement
Retirement Date	Factor

21.259
22.246
23.233
24.222
25.211
26.201
27.191
28.182
29.174
30.165
31.158
32.151
33.144
34.138
35.131
36.125
37.120
38.115
39.111
40.106

B11.3
No Reduction of Vesting. If the vesting requirements for a deferred vested Retirement Benefit under the Plan, as now in effect or as hereafter amended, (the “new vesting provisions”) would at any time result in a deferred vested Retirement Benefit in an amount less than a Member would have received under this Plan, prior to any amendment to the Plan that directly or indirectly affects the computation of the nonforfeitable percentage of the Member’s rights to his Accrued Benefit, (the “old vesting provisions”) the Member shall be deemed to have elected the vesting provisions which would result in the greatest benefit under ERISA, and his deferred vested Retirement Benefit, in the event the Member ceases to be an Employee, shall be determined under the new vesting provisions or old new vesting provisions, whichever is most favorable to the Member.

B11.4
Withdrawal of Accumulated Member Contributions by Vested Member. A Member who is entitled to a Retirement Benefit under the provisions of Section B11.1 or B11.2 may, at any time prior to the date his Retirement Benefit payments commence and upon written request filed with the Plan Administrator, elect to withdraw his Accumulated Member Contributions from the Fund, in which event the Retirement Benefit specified in Section B7.1(b), shall be reduced (but not below zero) by the Retirement Benefit derived from the Member’s contributions, determined in accordance with the provisions of Section B5.2.

If a Member ceases to be an Employee, withdraws his Accumulated Member Contributions, and is reemployed by the Company as an Eligible Employee prior to May 15, 2000, such Member may repay to the Fund within 2 years of his reemployment the full amount of such withdrawal plus interest at the effective rate described in Section B2.1, compounded annually, from the date of the withdrawal to the date of repayment. Upon such repayment, the Member shall be entitled to the reinstatement of the amount of contributory Retirement Benefit derived from his contributions which he forfeited under the provisions of this Section B11.4.